UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

QUANTA SERVICES, INC.

(Name of Registrant as Specified in its Charter)

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QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2014

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. (“Quanta”) will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 22, 2014 at 9:00 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.            Election of ten directors nominated by our Board of Directors;

2.            Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014;

3.            Approving, by non-binding advisory vote, Quanta’s executive compensation; and

4.            Acting upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 24, 2014 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 10, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014:

The Notice, Proxy Statement and

2013 Annual Report to Stockholders

are available at www.proxyvote.com.

QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2014

We are distributing and making available this Proxy Statement, the form of proxy or voting instructions and our 2013 Annual Report beginning on or about April 10, 2014.

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (“Board”) to be voted at the 2014 Annual Meeting of Stockholders of Quanta Services, Inc., a Delaware corporation, sometimes referred to as the Company, Quanta, us, we or like terms. The annual meeting will be held in Houston, Texas on Thursday, May 22, 2014, at 9:00 a.m. local time. The proxy materials, including this proxy statement, the form of proxy or voting instructions and our 2013 annual report, are being distributed and made available on or about April 10, 2014.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to most of our stockholders on or about April 10, 2014. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

The meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•	election of ten directors nominated by our Board;

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014; and

•	approval, by non-binding advisory vote, of Quanta’s executive compensation.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

General Information

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014; and

•	FOR the advisory resolution approving Quanta’s executive compensation.

When and where is the annual meeting?

The annual meeting will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 22, 2014 at 9:00 a.m. local time.

Who can attend the meeting?

All stockholders of record as of March 24, 2014, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. To obtain directions to the meeting, please contact our Corporate Secretary at 713-629-7600.

If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Who is entitled to vote at the meeting?

Holders of record of (A) our Common Stock, par value $0.00001 per share, (B) our Series F Preferred Stock, par value $0.00001 per share, and (C) our Series G Preferred Stock, par value $0.00001 per share, respectively, at the close of business on March 24, 2014, the record date for the meeting, are entitled to notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any adjournments or postponements of the meeting unless a new record date is then set.

As of March 24, 2014, there were 213,426,795 shares of our Common Stock, one share of our Series F Preferred Stock, and one share of our Series G Preferred Stock, respectively, outstanding and entitled to vote.

What are the voting rights of the holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. The share of Series F Preferred Stock is entitled to a number of votes equal to the number of outstanding Class A non-voting exchangeable common shares of our wholly-owned subsidiary, Valard Construction Ltd., a British Columbia corporation, on each matter on which it may vote. Valard Construction Ltd. had 3,500,000 Class A non-voting exchangeable common shares outstanding on March 24, 2014. The share of Series G Preferred Stock is entitled to a number of votes equal to the number of outstanding Class A non-voting exchangeable common shares of our wholly-owned subsidiary, Northstar Energy Services Inc., an Alberta corporation, on each matter on which it may vote. Northstar Energy Services Inc. had 899,858 Class A non-voting exchangeable common shares outstanding on March 24, 2014.

Holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock vote together as a single class on all matters. The required vote to approve each item to be voted on at the meeting is described below.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes

QUANTA SERVICES, INC. 2014 Proxy Statement	2

General Information

of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available on our website at www.quantaservices.com.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on such proposal.

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the meeting will be decided by the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on the matter.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Quanta in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the annual meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are available at www.proxyvote.com.

QUANTA SERVICES, INC. 2014 Proxy Statement	3

General Information

How do I vote?

You may vote by any of the following methods:

(i) Internet. Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 21, 2014.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 21, 2014.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 21, 2014.

(iv) Meeting. You may attend and vote at the annual meeting. The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other nominee), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to vote in person at the annual meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No, you do not need to return your proxy card if you vote by telephone or Internet.

If I vote by mail, telephone or Internet, may I still attend the annual meeting?

Yes, you may attend the annual meeting even if you have voted by mail, telephone or Internet.

Can I change my vote?

Yes. You may revoke your proxy before the voting polls are closed at the annual meeting, by the following methods:

•

voting at a later time by Internet on the website www.proxyvote.com until 11:59 p.m. (Eastern Time) on May 21, 2014 (not available to the holders of Series F Preferred Stock or Series G Preferred Stock);

•

voting at a later time by telephone, following the instructions included with your Notice or proxy card, until 11:59 p.m. (Eastern Time) on May 21, 2014 (not available to the holders of Series F Preferred Stock or Series G Preferred Stock);

•	voting in person, or giving notice to the inspector of elections, at the annual meeting; or

•	signing, dating and delivering to Quanta’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

QUANTA SERVICES, INC. 2014 Proxy Statement	4

General Information

The powers of the proxy holders will be revoked with respect to your shares if you attend the meeting in person and vote your shares in person by completing a written ballot. Attendance at the meeting will not by itself revoke a previously granted proxy. If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer (“NEO”) compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

What constitutes a quorum?

The holders of shares representing both (i) a majority of the aggregate outstanding shares entitled to vote, and (ii) a majority of the aggregate voting power of Common Stock, Series F Preferred Stock and Series G Preferred Stock entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the annual meeting.

As of March 24, 2014, there were 213,426,795 shares of our Common Stock with aggregate voting power of 213,426,795 votes, one share of our Series F Preferred Stock with aggregate voting power of 3,500,000 votes, and one share of our Series G Preferred Stock with aggregate voting power of 899,858 votes, respectively, outstanding and entitled to vote.

Your stock is counted as present at the annual meeting if you attend the annual meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the meeting.

What are broker non-votes?

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the annual meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the annual meeting?

The election of directors and the advisory vote on executive compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the meeting. If you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors or any other non-routine matter, no votes will be cast on your behalf on such matters, but your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

QUANTA SERVICES, INC. 2014 Proxy Statement	5

General Information

Where can I find the voting results of the annual meeting?

We plan to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the SEC. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.quantaservices.com or by contacting our investor relations department at investors@quantaservices.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed by Quanta with the SEC are available to you over the Internet on the SEC’s website at www.sec.gov.

Who pays for the proxy solicitation related to the annual meeting?

The proxies being solicited hereby are being solicited by Quanta. The costs of soliciting proxies hereby, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our common stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock. Quanta has not engaged an outside proxy solicitor for the annual meeting.

Can I get more than one copy of the proxy materials if multiple stockholders are located at my address?

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one of those stockholders. Quanta undertakes to promptly deliver upon request a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address may also request delivery of a single copy of the proxy materials, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, stockholders should notify Quanta by contacting the Corporate Secretary in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at 713-629-7600.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

QUANTA SERVICES, INC. 2014 Proxy Statement	6

Security Ownership of Certain

Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of April 1, 2014, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock, Series F Preferred Stock or Series G Preferred Stock. Except as indicated otherwise, the beneficial owners named below have sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)

T. Rowe Price Associates, Inc.	Common Stock	20,241,237	(2)	9.5%
100 E. Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc.	Common Stock	13,920,027	(3)	6.5%
40 East 52nd Street
New York, New York 10022

The Vanguard Group	Common Stock	14,281,982	(4)	6.7%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

12988672 Alberta Ltd.(5)	Common Stock	296,841		*
Victor Budzinski, Trustee(5)	Series F	1	(6)	100.0%
708 Hollingsworth Green	Preferred Stock
Edmonton, Alberta T6R 3G6

1144809 Alberta Ltd.(7)	Series G	1	(8)	100.0%
Box 23264	Preferred Stock
Grand Prairie, Alberta T8V 7G7

*	Percentage of shares does not exceed 1%.
(1)

The percent of class beneficially owned is calculated based on (A)with respect to our Common Stock, 213,426,795 shares, (B) with respect to our Series F Preferred Stock, one share, and (C) with respect to our Series G Preferred Stock, one share, in each case issued and outstanding as of April 1, 2014. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following April 1, 2014, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of common stock that he or she owns. Those shares are not included in the computations for any other person.

(2)

Based on Schedule 13G/A (Amendment No. 7) filed on February 12, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”), which has sole voting power over 5,125,202 of such shares and sole dispositive power over all such shares. The Schedule 13G/A (Amendment No. 7) further indicates that these securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)

Based on Schedule 13G/A (Amendment No. 4) filed on January 30, 2014 by BlackRock, Inc., a parent holding company for a number of investment management subsidiaries, which has sole voting power with respect to 12,125,363 shares and sole dispositive power over all 13,920,027 shares.

QUANTA SERVICES, INC. 2014 Proxy Statement	7

Security Ownership of Certain

Beneficial Owners and Management

(4)

Based on Schedule 13G/A (Amendment No. 3) filed on February 12, 2014 by The Vanguard Group Inc. (“Vanguard”), an investment adviser, which has sole voting power over 347,943 shares, sole dispositive power over 13,964,939 shares, and shared dispositive power over 317,043 shares. The Schedule 13G/A (Amendment No. 3) further indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 272,043 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 120,900 shares as a result of its serving as investment manager of Australian investment offerings.

(5)

Victor Budzinski, record owner of one share of Series F Preferred Stock, owns 100% of the equity interest in 12988672 Alberta Ltd., an Alberta corporation and record owner of 296,841 shares of Common Stock.

(6)	As of April 1, 2014, the one issued and outstanding share of our Series F Preferred Stock had voting rights equivalent to 3,500,000 shares, or 1.6%, of our Common Stock.

(7)	Jay Gunnarson owns 100% of the equity interest in 1144809 Alberta Ltd., an Alberta corporation and record owner of one share of Series G Preferred Stock.

(8)	As of April 1, 2014, the one issued and outstanding share of our Series G Preferred Stock had voting rights equivalent to 899,858 shares, or 0.4%, of our Common Stock.

QUANTA SERVICES, INC. 2014 Proxy Statement	8

Security Ownership of Certain

Beneficial Owners and Management

Security Ownership of Management

The following table sets forth, as of April 1, 2014, the number of shares of Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our named executive officers listed in the 2013 Summary Compensation Table (collectively, the “NEOs”), and (iii) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)		Percent of Class
Directors: (3)
Vincent D. Foster	230,750	(4)	*
Louis C. Golm	81,019	(4)(5)	*
Bruce Ranck	77,814	(4)(5)	*
James R. Ball	52,081	(4)(5)	*
Bernard Fried	47,592	(4)(5)	*
J. Michal Conaway	23,015	(4)	*
Worthing F. Jackman	17,405	(4)	*
Pat Wood, III	17,398	(4)	*
Margaret B. Shannon	7,531	(4)	*
Named Executive Officers:
John R. Colson	866,798	(6)(7)	*
James H. Haddox	185,497	(7)
James F. O’Neil III	119,064		*
Earl C. (Duke) Austin, Jr	91,058	(5)	*
Derrick A. Jensen	89,607		*
Nicholas M. Grindstaff	29,392		*
Peter B. O’Brien	5,937		*
All directors and executive officers as a group (17 persons)	891,757	(4)(5)	*

*	Percentage of shares does not exceed 1%.
(1)

The percent of class beneficially owned is calculated based on 213,426,795 shares of our Common Stock issued and outstanding as of April 1, 2014, adjusted as required by the rules promulgated by the SEC. Shares of Common Stock that may be acquired upon vesting of restricted stock units (“RSUs”) within 60 days of April 1, 2014 and vested RSUs that are not yet settled are deemed outstanding and beneficially owned by the person holding such RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)

Except as otherwise indicated, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Mr. O’Neil is an executive officer and director of Quanta, but his beneficial ownership is reported with the executive officers.
(4)

Includes shares that may be acquired upon vesting of RSUs within 60 days of April 1, 2014 as follows: 7,679 shares for Mr. Ranck; 4,845 shares for each of the other non-employee directors; and 46,439 shares for all directors and executive officers as a group.

(5)

Includes shares held by family trusts or family limited partnerships as to which the named person and his or her spouse have shared voting and investment power as follows: 76,174 for Mr. Golm; 70,135 for Mr. Ranck; 47,236 for Mr. Ball; 42,747 for Mr. Fried; 20,000 for Mr. Austin; and 256,292 shares for all directors and executive officers as a group.

(6)	Includes 554,142 shares pledged as collateral.
(7)

Mr. Colson retired as Executive Chairman effective May 23, 2013. Mr. Haddox retired as Executive Vice President effective March 31, 2014. Therefore, the shares beneficially owned by Mr. Colson and Mr. Haddox are excluded from the totals for all directors and executives as a group.

QUANTA SERVICES, INC. 2014 Proxy Statement	9

Quanta Board of Directors

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of ten directors, whose current terms of office all expire at the 2014 annual meeting. The Board proposes that the following ten nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The director nominees standing for election are:

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	71	Director	1998
J. Michal Conaway	65	Director	2007
Vincent D. Foster	57	Director	1998
Bernard Fried	57	Director	2004
Louis C. Golm	72	Director	2002
Worthing F. Jackman	49	Director	2005
James F. O’Neil III	55	President, Chief Executive Officer and Director	2011
Bruce Ranck	65	Chairman of the Board	2005
Margaret B. Shannon	64	Director	2012
Pat Wood, III	51	Director	2006

James R. Ball has been a member of the Board of Directors since 1998 and is a private investor. He previously served in various management positions with Vista Chemical Company for over twenty-five years, most recently as Chief Executive Officer and President from 1992 until his retirement in 1995. He also previously served as a director of Kraton Polymers, LLC from 2004 to 2008, ABS Group Inc. from 2003 to 2005, The Carbide/Graphite Group, Inc. from 1994 to 2002, and Rexene Corporation from 1996 to 1997. Mr. Ball holds a Bachelor of Science in Mathematics degree and a Master of Science in Management degree. The Board believes Mr. Ball’s qualifications to serve on the Board include his over twenty-five years of management experience, including three years as a chief executive officer, his years of service on boards of other public companies, and his extensive experience with corporate governance, financial analysis, business strategy and management.

J. Michal Conaway has been a member of the Board of Directors since August 2007. He has served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, since 2002. Mr. Conaway has been providing consulting and advisory services since 2000. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. Since 2008, Mr. Conaway has served as a director of GT Advanced Technologies, Inc., formerly known as GT Solar International, Inc. He previously served as a director of InfraSource Services, Inc. from February 2006 to August 2007 and Cherokee International Corporation from April 2008 to November 2008. Mr. Conaway holds an M.B.A. degree and is a Certified Public Accountant. The Board believes Mr. Conaway’s qualifications to serve on the Board include his prior service as the chief financial officer of multiple public corporations, including those within Quanta’s line of business, his years of service on boards of other public and private companies, his extensive financial and accounting expertise, and his advisory experience in strategic, operational and financial matters.

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Chairman of the Board and Chief Executive Officer of Main Street Capital Corporation, a specialty investment company, since March 2007. He also has served as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor

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Quanta Board of Directors

firms), a private investment firm, since 1997. Mr. Foster has served as a director of Team Industrial Services, Inc. since 2005. Mr. Foster previously served as a director of U.S. Concrete, Inc. from 1999 to 2010, Carriage Services, Inc. from 1999 to 2011, and HMS Income Fund, Inc. from June 2012 to March 2013. Mr. Foster holds a J.D. degree and is a Certified Public Accountant. The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial and corporate governance expertise.

Bernard Fried has been a member of the Board of Directors since March 2004. Since June 2012, he has served as the Executive Chairman of OpTerra Energy Group, an energy conservation measures services provider. Mr. Fried continues to serve, since March 2011, as the Executive Chairman of Energy Solutions International, a software provider to the pipeline industry, and he has also been an independent consultant. He previously served as Chief Executive Officer and President of Siterra Corporation, a software services provider, from May 2005 to March 2011. From November 2003 until May 2005, he served as an independent consultant to the financial and software services industries. Mr. Fried served as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, and Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc., a financing and development subsidiary of Bechtel Group, Inc., from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and an M.B.A. degree. The Board believes Mr. Fried’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s line of business, his years of service on boards of public and private companies, and his extensive executive-level experience in operations, engineering, construction, project management, finance and international business.

Louis C. Golm has been a member of the Board of Directors since July 2002 and from May 2001 until May 2002. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree. The Board believes Mr. Golm’s qualifications to serve on the Board include his numerous years of executive management experience, including as chief executive officer of a large telecommunications company, his years of service as a director of other public and private companies, and his insight regarding sales and marketing, accounting/finance, risk mitigation and strategic development.

Worthing F. Jackman has been a member of the Board of Directors since May 2005. He has served as Executive Vice President - Chief Financial Officer of Waste Connections, Inc., an integrated solid waste services company, since September 2004 and served as its Vice President - Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as a Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds an M.B.A. degree. The Board believes Mr. Jackman’s qualifications to serve on the Board include his experience as the chief financial officer of a public corporation and his investment banking experience, as well as his extensive financial and accounting expertise.

James F. O’Neil III has been a member of the Board of Directors and has served as our President and Chief Executive Officer since May 2011. He previously served as our President and Chief Operating Officer from October 2008 to May 2011, our Senior Vice President of Operations Integration and Audit from December 2002 to October 2008, and our Vice President of Operations Integration from August 1999 to December 2002. Mr. O’Neil holds a Bachelor of Science in Civil Engineering degree. The Board believes Mr. O’Neil’s qualifications to serve on the Board include his significant contributions to Quanta in strategy, mergers and acquisitions and internal audit, his operational and safety leadership service with Quanta, including as its President and Chief Executive Officer, his technical expertise, and his extensive knowledge of the industries Quanta serves.

Bruce Ranck has been a member of the Board of Directors since May 2005 and Chairman of the Board since May 2013. He has been a partner with Bayou City Partners, a venture capital firm, since 1999. Mr. Ranck served as Chief Executive Officer of Tartan Textile Services, Inc., a healthcare linen services provider, from August 2003 until

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Quanta Board of Directors

April 2006. From 1970 until 1999, he held various positions with Browning-Ferris Industries, Inc., a provider of waste management services, most recently as Chief Executive Officer and President. Mr. Ranck served as a director of Dynamex Inc. from 2002 until February 2011. He received a Bachelor of Arts degree from Michigan State University in 1970. The Board believes Mr. Ranck’s qualifications to serve on the Board include his executive management experience, including as chief executive officer of a large public corporation, his extensive acquisition integration experience, and his years of service on boards of other public and private companies.

Margaret B. Shannon has been a member of the Board of Directors since December 2012. She served as Vice President and General Counsel of BJ Services Company, an international oilfield services company, from 1994 to 2010, when it was acquired by Baker Hughes Incorporated. Prior to 1994, she was a partner with the law firm of Andrews Kurth LLP. Ms. Shannon has served on the board of directors of Matador Resources Company, an exploration and production company, since June 2011. In addition, she is active in several not-for-profit organizations in Houston. Ms. Shannon received her J.D. cum laude from Southern Methodist University Dedman School of Law in 1976 and her Bachelor of Arts degree from Baylor University in 1971. The Board believes Ms. Shannon’s qualifications to serve on the Board include vast experience in the energy industry, as well as in corporate governance, and her years of service on boards of other public and private companies.

Pat Wood, III has been a member of the Board of Directors since May 2006. He has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as Chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker Botts L.L.P., a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood has served as a director of SunPower Corporation since 2005 and non-executive chairman of the board of directors of Dynegy, Inc. since October 2012. Mr. Wood previously served as a director of First Wind Holdings Inc. from 2010 to June 2012. Mr. Wood holds a Bachelor of Science in Civil Engineering degree and a J.D. degree. The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the legal and regulatory process and policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

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Corporate Governance

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta. In addition, we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.”

Board Leadership Structure

The Board believes that the leadership structure of Quanta’s Board should include either an independent non-executive Chairman of the Board or a Lead Director who satisfies Quanta’s standards for independence. The Board believes that the appointment of a Lead Director achieves many of the benefits claimed to result from the separation of the Chairman of the Board and the CEO roles. The Board reviews its leadership structure from time to time to assess whether it continues to serve the best interests of Quanta and its stockholders. The Board believes that this approach provides flexibility to adapt to changing circumstances, enabling the Board to fulfill its oversight role and allowing the Board to review the manner in which its leadership is configured with a view toward maintaining a structure that best serves Quanta and its stockholders.

Chairman of the Board

Quanta’s Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board, who may but need not be an employee of Quanta. The Chairman of the Board presides over all regular sessions of the Board and Quanta’s annual meetings of stockholders. With input from the CEO (if the Chairman is an independent director), or in consultation with the Lead Director (if the Chairman is not an independent director), the Chairman sets the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of item(s) on any agenda. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. If the Chairman of the Board is an independent director, the duties and responsibilities of the Chairman of the Board generally include the following:

•	working with the CEO to ensure directors receive timely, accurate, and complete information to enable sound decision making, effective monitoring and advice;

•	encouraging active engagement of all directors;

•	directing discussions toward a consensus view and summarizing discussions for a complete understanding of what has been agreed;

•	encouraging the Board’s involvement in strategic planning and monitoring the CEO’s implementation;

•	coordinating, monitoring and maintaining a record of all meetings of independent directors and discussing Board executive session results with the CEO;

•	promoting effective relationships and open communication between the independent directors and the management team;

•	coordinating, together with the Compensation Committee, the formal evaluation of the CEO on an annual basis;

•	coordinating, together with the Governance and Nominating Committee, the succession plans for the CEO;

•	identifying matters specifically reserved for the decision of the Board and ensuring that the Board sets appropriate levels of authority for management;

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Corporate Governance

•	coordinating, together with the Governance and Nominating Committee, a process for the annual evaluation of the Board, its members and its committees; and

•	reviewing management’s investor relations strategy and participating, where appropriate, in its implementation.

Lead Director

In the event the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that a Lead Director will be elected exclusively by the independent directors. The Lead Director must be an independent director and will assist the Chairman of the Board and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board. A Lead Director is responsible for ensuring that the quality, quantity and timeliness of the flow of information between management and the Company and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. In addition, the Lead Director will coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, consult with the Chairman of the Board as to agenda items for Board and committee meetings, and perform such other duties and responsibilities as the Board deems appropriate.

Board Leadership in 2013

Mr. Colson, Quanta’s founder and former Chief Executive Officer, served as Executive Chairman from May 2011 to May 2013. The Board believed that Quanta’s Executive Chairman was well suited to serve as Chairman of the Board because, as an executive officer, he possessed detailed and in-depth knowledge of the issues, opportunities and challenges facing Quanta and its business and was thus well positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board further believed that it employed sound counter-balancing measures to ensure that Quanta maintained high standards of corporate governance and proper independent oversight.

Given that the Executive Chairman was not independent under the categorical standards for director independence set forth in Quanta’s Corporate Governance Guidelines, the independent members of the Board designated Vincent D. Foster as Lead Director. Mr. Foster served as Lead Director through May 2013.

Upon Mr. Colson’s retirement from the Company and the Board in May 2013, the Board appointed Bruce Ranck, an independent director, as non-executive Chairman of the Board. The Board may modify this structure in the future to ensure that the Board leadership structure for Quanta remains effective and advances the best interests of our stockholders.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The annual enterprise risk management assessment, led by Quanta’s President and Chief Executive Officer, provides visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this process, risk is assessed throughout the business, including operational, financial, legal, regulatory, strategic and reputational risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and what constitutes an appropriate level of risk for Quanta as well as how such risks are managed.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. Specifically, the Audit Committee focuses on risks relating to

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Corporate Governance

financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs and, in setting compensation, strives to create incentives that are aligned with Quanta’s risk management profile. Quanta’s Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure and also conducts an annual assessment of the risk management process and reports its findings to the Board. Finally, Quanta’s Investment Committee focuses on risks associated with prospective acquisitions, dispositions and investments, as well as capital investment strategies.

Board Independence

As of the date of this Proxy Statement, the Board is composed of ten directors. The Board has determined that Messrs. Ball, Conaway, Foster, Fried, Golm, Jackman, Ranck and Wood and Ms. Shannon have no material relationship with Quanta (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quanta) and are “independent” within the meaning of the NYSE’s corporate governance listing standards. The Board has made this determination based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” With nine directors deemed independent, the Board maintains a percentage of independent directors serving on the Board substantially above the NYSE requirement that a majority of directors be independent.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting.

Director Meetings

During the year ended December 31, 2013, the Board held six meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they have served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, ten continuing directors and one retiring director attended the annual meeting of stockholders, and one retiring director did not attend.

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Corporate Governance

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Investment Committee. The Board has examined the composition of each standing committee and has determined that each member of these committees is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. Each standing committee operates under a formal charter adopted by the Board that governs its responsibilities. The committee charters are posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of each standing committee are set forth below:

Audit Committee

•       Monitoring the quality and integrity of Quanta’s financial statements

•       Appointing and compensating the independent registered public accounting firm

•       Considering the independence and assessing the qualifications of the independent registered public accounting firm

•       Reviewing the performance of Quanta’s internal audit function and the independent registered public accounting firm

Number of Meetings During 2013: 8
Committee Members: James R. Ball (I), (F) J. Michal Conaway (I), (F) Bernard Fried (C), (I), (F) Worthing F. Jackman (I), (F)

Compensation Committee

•       Overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•       Reviewing and approving salaries, bonuses, equity-based awards and other compensation of all executive officers and other management of Quanta and its subsidiaries

•       Reviewing and approving executive officer employment agreements

Number of Meetings During 2013: 8
Committee Members: Vincent D. Foster (I) Louis C. Golm (C), (I) Margaret B. Shannon (I) Pat Wood, III (I)

(C)	Chairman of the Committee
(F)	Audit Committee Financial Expert within the meaning of SEC regulations, as determined by the Board
(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

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Corporate Governance

Governance and Nominating Committee

•       Developing and recommending corporate governance principles applicable to the Board and Quanta

•       Establishing qualifications for membership on the Board and its committees

•       Making recommendations regarding persons to be nominated for election or re-election to the Board and appointment to its committees

•       Evaluating policies regarding the recruitment of directors

•       Making recommendations regarding persons to be elected as executive officers by the Board

Number of Meetings During 2013: 6
Committee Members: J. Michal Conaway (C), (I) Louis C. Golm (I) Margaret B. Shannon (I) Pat Wood, III (I)

Investment Committee

•       Considering and approving certain acquisitions, investments and dispositions by Quanta, including the terms, transaction structure, and the form and amount of consideration

•       Evaluating certain capital expenditures by Quanta

•       Monitoring ongoing activities in connection with certain investments and acquisitions

•       Tracking certain completed acquisitions and investments

•       Conducting a qualitative and quantitative review of certain historical acquisitions

•       Assessing policies regarding transactions that hedge certain interest rate, currency and other business risks

Number of Meetings During 2013: 6
Committee Members: James R. Ball (C), (I) Vincent D. Foster (I) Bernard Fried (I) Worthing F. Jackman (I)

(C)	Chairman of the Committee
(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an employee or officer of Quanta or any of its subsidiaries during 2013, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction, except that Vincent D. Foster served as president of Quanta on an interim basis from December 1, 1997 to December 19, 1997. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted on our website at

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Corporate Governance

www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Communications with the Board

Stockholders and other interested parties may communicate with one or more of our directors, including our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with the notice provisions and procedures set forth in our bylaws. For a discussion of these requirements, see “Additional Information — Stockholder Proposals and Nomination of Directors for the 2015 Annual Meeting.” All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, including screening candidates, conducting reference checks, preparing a biography of each candidate for the Governance and Nominating Committee to review and helping coordinate interviews.

Once the Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” below.

In addition, the Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Quanta’s management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. Pursuant to these qualifications, members of the

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Corporate Governance

Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. In addition, Board members should have diverse experience at policy-making levels that may include business, government, education, technology or non-profit organizations, as well as experience in areas that are relevant to our business. Further, they should have demonstrated leadership skills in the organizations with which they are or have been affiliated. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. The Governance and Nominating Committee also seeks directors representing a broad range of viewpoints and diverse backgrounds, including women and minorities that meet the above qualifications.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. As employees of Quanta, John R. Colson, former Executive Chairman, and James F. O’Neil III, President and Chief Executive Officer, received no compensation for their services as directors of Quanta. The compensation received by Messrs. Colson and O’Neil as employees of Quanta is set forth in the 2013 Summary Compensation Table.

Historical Director Compensation

Pursuant to the director compensation arrangement in effect until May 23, 2013, each non-employee director received a fee for attendance at each meeting of the Board or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; and $500 for attendance at a committee meeting by telephone. Upon initial election to the Board at an annual meeting of stockholders, each such initially elected non-employee director received a cash retainer payment of $50,000 and an award of shares of restricted stock having a value of $150,000. Such awards of restricted stock provided that, unless the director’s service was interrupted, the awards would vest over three years in equal annual installments, vest in full upon certain events, and be forfeited upon resignation or removal for cause. Upon initial appointment to the Board other than at an annual meeting of stockholders, for the period from the appointment through the end of the director service year during which the appointment is made, each such initially appointed non-employee director received a pro rata portion of both (i) a cash retainer payment of $50,000 and (ii) an award of shares of restricted stock having a value of $150,000. At every annual meeting of stockholders at which a non-employee director was re-elected or remained a director, each such re-elected or remaining non-employee director received an annual cash retainer payment of $50,000 and an annual award of shares of restricted stock having a value of $100,000.

In addition, at every annual meeting of the Board, the non-employee directors appointed to the following positions received the supplemental annual cash retainers set forth below; provided, however, that any individual who serves as both Lead Director and as a committee chairman receives only the supplemental annual cash retainer designated for the Lead Director:

Lead Director	$15,000
Chairman of the Audit Committee	$14,000
Chairman of the Compensation Committee	$10,000
Chairman of the Governance and Nominating Committee	$7,500
Chairman of the Investment Committee	$10,000

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Corporate Governance

Directors were also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta.

Changes in Director Compensation in 2013

During the fourth quarter of 2012, the Governance and Nominating Committee retained Deloitte Consulting LLP (“Deloitte”) to provide benchmarking data and review the competitiveness of Quanta’s non-employee director compensation. Deloitte examined director compensation data for the same peer group used for the named executive officer compensation review, namely eighteen companies similar to Quanta in terms of industry, revenue size and market capitalization, as well as director compensation survey data, and presented its findings and observations to the Board. Further information about the peer group is disclosed in “Compensation Discussion & Analysis – Compensation Philosophy and Process – Use of Compensation Benchmarking Studies.” Following this review, the Board approved an updated non-employee director compensation program in December 2012, effective as of May 23, 2013. Acknowledging Quanta’s significant growth over the past few years and its historical practice of adjusting director compensation only every two or three years, the Board elected to align non-employee director compensation to competitive peer group practices. Changes to non-employee director compensation were designed to eliminate and replace board meeting fees with a slight increase in the annual board membership cash retainer, eliminate and replace committee meeting fees with new annual committee membership cash retainers, adjust the Lead Director and committee chairmanship annual cash retainers, eliminate the restriction limiting compensation to a single leadership role, eliminate the first year premium for election to the Board in the annual equity grant, reduce the vesting period of the annual equity grant to one year, and increase the amount of the annual equity grant. In addition, the Board approved a deferred compensation plan for non-employee directors in 2013 to enable Quanta’s non-employee directors to defer receipt of some or all of their cash or equity-based compensation for serving on the Board. Further information about the plan is disclosed in “– Current Director Compensation – Deferred Compensation Plan for Non-Employee Directors.”

In May 2013, the Governance and Nominating Committee again reviewed director compensation in connection with the change in leadership structure of the Board. Deloitte examined compensation levels for the role of non-executive Chairman of the Board for peer group companies, for other companies similar in size to Quanta, and as reflected in survey data, and presented its findings and observations to the Board. Following this analysis, the Board further adjusted director compensation, effective as of May 23, 2013, to provide appropriate compensation for the significant responsibilities assumed by a non-executive Chairman of the Board.

Current Director Compensation

Effective May 23, 2013, at every annual meeting of stockholders at which a non-employee director is elected or re-elected, each such director will receive (i) an annual award of restricted stock or RSUs having a value of $140,000, and (ii) the annual cash retainer(s) set forth below for board membership, committee membership, and board/committee leadership to which such non-employee director is appointed:

	Annual Membership Retainer	Annual Retainer Supplement For Committee Chairmanship
Board of Directors	$65,000	N/A
Audit Committee	$15,000	$15,000
Compensation Committee	$10,000	$10,000
Governance and Nominating Committee	$10,000	$10,000
Investment Committee	$10,000	$10,000

Upon initial appointment to the Board other than at an annual meeting of stockholders, each such initially appointed non-employee director will receive (for the period from the appointment through the end of the director service year during which the appointment is made) a pro rata portion of such amounts.

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Corporate Governance

Any non-employee Chairman of the Board will receive additional annual compensation in the amount of $163,800, of which 50% will be payable in cash, and 50% will be payable in restricted stock or RSUs. Upon initial appointment as a non-employee Chairman of the Board other than immediately following the annual meeting of stockholders, such director will receive (for the period from the appointment through the end of the director service year during which the appointment is made) a pro rata portion of the additional annual compensation described above.

Unless the director’s Board service is earlier terminated, restricted stock or RSUs awarded to non-employee directors will vest on May 28th of the year following the date of grant. Subject to the terms of applicable award agreements, unvested restricted stock or RSUs held by (i) any non-employee director who is not nominated for or elected to a new term, including for example, due to a reduction in the size of the Board, age precluding a re-nomination, the identification of a new nominee, or the desire to retire at the end of a term, or (ii) any non-employee director who resigns at Quanta’s convenience, including any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s Bylaws, will vest in full on the earlier of (a) May 28th of the year following the date of grant, or (b) the date of such non-employee director’s termination of service.

Generally, meeting fees will not be paid. However, in order to compensate for the time required to accommodate extraordinary meeting activity, each non-employee director (or committee member, as applicable) will receive a fee for attendance at the tenth and any subsequent meeting of the Board or the tenth and any subsequent meeting of such committee, in each case during a single director service year, as follows: $2,000 for attendance at a board meeting in person; $1,000 for participation at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; and $500 for participation at a committee meeting by telephone.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Currently, nine non-employee director nominees are standing for election at the annual meeting.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors are eligible to participate in a deferred compensation plan maintained by Quanta. The deferred compensation plan allows non-employee directors to defer receipt of up to 100% of the annual cash retainers and RSU awards and to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The interest rate earned on the deferred cash amounts is not above-market or preferential. RSUs that are deferred may be settled in Quanta common stock. In general, deferred amounts are distributed to the participant upon leaving the Board or at a specific date as elected by the participant. Messrs. Ball, Conaway, Foster, Fried, Golm, Jackman and Wood elected to defer compensation during 2013.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are required to hold stock with a value equivalent to five times the annual cash retainer for Board membership (excluding the annual cash retainer for committee membership or any supplement for serving as a committee chairman or as chairman of the Board). Non-employee directors have five years from the fiscal year-end following initial election to the Board to accumulate the stock ownership prescribed by the guidelines. As of December 31, 2013, all non-employee directors met the requirements of the Company’s stock ownership guidelines, as Ms. Shannon, who was initially elected to the Board in 2012, is expected to exceed the prescribed ownership within five years of initial election as a director, and all remaining non-employee directors exceeded the ownership level prescribed by the stock ownership guidelines.

QUANTA SERVICES, INC. 2014 Proxy Statement	21

Corporate Governance

2013 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2013 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Ball	111,000	141,959	—	—	—	—	252,959
J. Michal Conaway	112,500	141,959	—	—	—	—	254,459
Ralph R. DiSibio (2)	3,000	—	—	—	—	—	3,000
Vincent D. Foster	97,000	141,959	—	—	—	—	238,959
Bernard Fried	116,000	141,959	—	—	—	—	257,959
Louis C. Golm	108,500	141,959	—	—	—	—	250,459
Worthing F. Jackman	100,000	141,959	—	—	—	—	241,959
Bruce Ranck	161,900	224,995	—	—	—	—	386,895
Margaret B. Shannon	94,000	141,959	—	—	—	—	235,959
Pat Wood, III	97,500	141,959	—	—	—	—	239,459

(1)

The amounts shown under “Stock Awards” reflect the aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2013, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The value ultimately realized by the director upon the actual vesting of the award(s) may or may not be equal to this determined value. The average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. As of December 31, 2013, Mr. DiSibio held no unvested awards, Mr. Ranck held unvested awards covering 12,405 shares, Ms. Shannon held unvested awards covering 6,636 shares, and each of the remaining non-employee directors identified in the table above held unvested awards covering 9,571 shares.

(2)

Mr. DiSibio retired from the Board upon conclusion of his term as a director on May 23, 2013. In accordance with the applicable award agreements, forfeiture restrictions lapsed and vesting was accelerated with respect to 9,545 shares of unvested restricted stock, representing all unvested awards held by Mr. DiSibio as of May 23, 2013. The market value of Quanta’s common stock as of 12:01 a.m. on that date was $29.40 per share.

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Executive Officers

The current executive officers of Quanta are as follows:

Name	Age	Position(s) with Quanta
James F. O’Neil III	55	President, Chief Executive Officer and Director
Earl C. (Duke) Austin, Jr.	44	Chief Operating Officer
Derrick A. Jensen	43	Chief Financial Officer
Jesse E. Morris	46	Executive Vice President – Corporate Development
Eric B. Brown	63	Vice President and General Counsel
Nicholas M. Grindstaff	51	Vice President – Finance and Treasurer
Peter B. O’Brien	44	Vice President – Mergers and Acquisitions
Wilson M. Yancey, Jr.	69	Vice President – Health/Safety and Environmental

For a description of the business background of Mr. O’Neil, see “Proposal No. 1 - Election of Directors” above.

Earl C. (Duke) Austin, Jr. has served as our Chief Operating Officer since January 2013. He previously served as President of the Electric Power Division and Natural Gas and Pipeline Division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011. He served as President of the Natural Gas and Pipeline Division from October 2009 to May 2011 and as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and now a subsidiary of Quanta, from 2001 until September 2009. He is currently a director of the Southwest Line Chapter of NECA. Mr. Austin holds a Bachelor of Arts in Business Management degree.

Derrick A. Jensen has served as our Chief Financial Officer since May 2012. He previously served as our Senior Vice President – Finance, Administration and Chief Accounting Officer from March 2011 to May 2012, as our Vice President and Chief Accounting Officer from March 1999 to March 2011, and as our Controller from December 1997 until March 2009. Mr. Jensen became a Certified Public Accountant in the State of Texas in 1997.

Jesse E. Morris has served as our Executive Vice President – Corporate Development since January 2014. He previously served in various roles with Sysco Corporation, including Vice President and Chief Financial Officer – Foodservice Operations from September 2013 to December 2013, Vice President of Finance and Chief Financial Officer – Broadline Operations from February 2012 to August 2013, Vice President, Business Process Management from May 2011 to January 2012, and Vice President, Business Transformation from January 2009 to April 2011. Mr. Morris holds a Bachelor of Business Administration in Finance and Accounting and a Masters in Professional Accounting.

Eric B. Brown has served as our Vice President and General Counsel since February 2014. He was an independent consultant from September 2011 to February 2014. He previously served in various roles with Transocean Ltd., including Executive Vice President, Legal and Administration from February 2011 to August 2011, Senior Vice President and General Counsel from February 2001 to February 2011, and Vice President and General Counsel from February 1995 to February 2001. Mr. Brown holds a Juris Doctorate degree.

Nicholas M. Grindstaff has served as our Vice President – Finance since May 2011 and our Treasurer since October 1999. He previously served as a Vice President from March 2010 to May 2011 and as Assistant Treasurer from March 1999 until September 1999. Mr. Grindstaff holds a Master of Science in Accounting degree.

Peter B. O’Brien has served as our Vice President – Mergers and Acquisitions since January 2014. He previously served as Vice President – Tax from May 2012 to January 2014 and as Tax Director from June 2000 to May 2012. Mr. O’Brien holds a Bachelor of Business Administration in Accounting degree and a Master in Professional Accounting degree and became a Certified Public Accountant in the State of Texas in 1995.

Wilson M. Yancey, Jr. has served as our Vice President – Health/Safety and Environmental since April 2010. He previously served as Quanta’s Director of Health/Safety and Environmental from June 1999 to April 2010. Mr. Yancey holds a Bachelor of Science in Business Management and has over thirty years of experience as a safety professional.

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Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes Quanta’s executive compensation program for 2013. We use this program to attract, motivate and retain the employees who lead our business. In particular, this CD&A explains how the Compensation Committee made its compensation decisions for our named executive officers, or NEOs, for 2013 and describes how this compensation fits within the Compensation Committee’s guiding principles with respect to NEO compensation.

Named Executive Officers

Our NEOs for 2013 include five executive officers who are sometimes referred to herein as “continuing NEOs,” as well as two former executive officers, as follows:

•	James F. O’Neil III, President and Chief Executive Officer;

•	John R. Colson, our former Executive Chairman;

•	Earl C. (Duke) Austin, Jr., Chief Operating Officer;

•	James H. Haddox, our former Executive Vice President;

•	Derrick A. Jensen, Chief Financial Officer;

•	Nicholas M. Grindstaff, Vice President – Finance and Treasurer; and

•	Peter B. O’Brien, Vice President – Mergers and Acquisitions.

2013 Business and Performance Highlights

Quanta’s operational performance in 2013 was strong and marked a year in which the Company achieved many milestones. These successes were achieved even though the industries in which we operate faced an uncertain business environment during 2013, with gradual improvement in the economy, yet continuing uncertainty in the marketplace due in part to stringent regulatory and environmental requirements impacting project implementation and infrastructure expansion. Listed below are some of Quanta’s notable accomplishments:

•	In 2013, Quanta generated record revenues of $6.5 billion, driven by organic revenue growth plus the contribution from companies that we acquired during the year.

•	Operating income grew 13% year-over-year to a record $526.9 million in 2013, and operating income margin improved to 8.1%.

•	Quanta’s 2013 year-end backlog of $8.73 billion set a new record, improving nearly 25% over the backlog levels achieved at year-end 2012.

•	Quanta’s man-hours worked increased 18% in 2013, and our safety incident rates continued to trend downward and remain below the industry average.

Executive Compensation Highlights

At Quanta’s 2013 annual meeting of stockholders, 98% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our 2013 proxy statement. Accordingly, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote, but the Compensation Committee has continued to evaluate and adjust Quanta’s executive compensation program. See “Changes to 2014 Compensation Program” for additional information about prospective changes to Quanta’s compensation program. The Compensation Committee will continue to work to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

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Compensation Discussion & Analysis

Good Governance and Best Practices

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below:

•	We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

•	We eliminated gross-ups of excise taxes on severance or other payments in connection with a change of control for NEOs for whom employment agreements were entered into after 2010.

•	We have a “clawback” policy that permits our Board to recover from our NEOs cash or equity incentive compensation in certain circumstances.

•

We have a policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay and from hedging the economic risk of ownership of Quanta common stock.

•	Our Compensation Committee has engaged its own independent compensation consultant, who performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

•	We provide our stockholders with an annual opportunity to participate in an advisory vote on the compensation of our NEOs.

How Our Performance is Linked to Pay

Quanta’s NEO compensation is primarily comprised of base salary, annual short-term incentives and long-term incentives. Our compensation philosophy links executive compensation to both individual and company performance. Base salaries are generally targeted at or near the median of our competitive market. Target annual incentives reflect competitive market levels and practices, with upside opportunity for performance above company performance target levels. Target award levels are designed to achieve total cash compensation slightly above the market median for superior performance, and performance measures are chosen to align the interests of executives with stockholders. Finally, long-term incentives, typically paid with equity, are designed to focus executives on the long-term financial performance of the company, along with achievement of strategic objectives.

The Compensation Committee desires to provide target total direct compensation for each NEO within +/-20% of the median for comparable officers in our peer group. Additionally, the Compensation Committee believes that a significant portion of the target compensation of the NEOs should be performance-based and, therefore, at risk.

•

Approximately 80% of the target compensation in 2013 for the Chief Executive Officer was “at risk” performance-based compensation, variable based on the level of performance against incentive targets pursuant to the compensation plans described below, with 60% of the total target compensation mix in equity awards.

•

Approximately 59%, on average, of target compensation in 2013 for the other continuing NEOs was “at risk” compensation contingent upon performance outcomes, with the 32% of the total target compensation mix in equity awards.

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Compensation Discussion & Analysis

The following graph reflects the mix of target compensation of our CEO and our other continuing NEOs in 2013:

NEO Target Compensation Mix

The Compensation Committee believes that Quanta performed very well in 2013 under Mr. O’Neil’s leadership, achieving new records in revenues, operating income, earnings per share, backlog and safety performance, notwithstanding a challenging business environment during the year. The company short-term and long-term performance goals against which we measured performance were exceeded in 2013, resulting in above-target awards to each NEO. The Compensation Committee believes that the total direct compensation for 2013 for Quanta’s NEOs is reasonable and appropriate, considering that Quanta exceeded its financial performance goals and the individuals achieved substantially all of their individual strategic goals in 2013.

With increased incentive payouts for the 2013 performance year due to overall performance exceeding target, equity-based incentive awards for 2013 represented a substantial portion of each NEO’s compensation as a percentage of total direct compensation (base salary, short-term cash incentive and long-term equity incentive).

The following graph sets forth the mix of actual total direct compensation of our CEO and our other continuing NEOs for the 2013 performance year, consisting of the 2013 base salary rate, short-term cash incentive awards pursuant to the annual incentive plan and the value of long-term equity incentive awards pursuant to the supplemental incentive plan for the 2013 performance year:

2013 NEO Total Direct Compensation Mix

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Compensation Discussion & Analysis

Equity-based awards will continue to play an important role in this challenging economic environment because they provide incentives for the creation of stockholder value and promote an ownership culture. The Compensation Committee undertook a comprehensive review of our executive compensation program in 2013 with the goal of identifying and implementing prospective changes to ensure that our incentive compensation remains consistent with Quanta’s guiding principles on executive compensation. As a result of this review, the Compensation Committee decided to implement changes to our executive compensation program beginning in 2014, which are summarized below in “Changes to 2014 Compensation Program.” As Quanta moves forward into 2014, the Compensation Committee is aware of the difficult business environment, the continuing uncertainty in the marketplace, and the resulting challenges with respect to executive compensation. The Compensation Committee continues to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives and remains competitively positioned to attract and retain executive talent, while not encouraging excessive risk-taking by management.

Compensation Philosophy and Process

Overview

The Compensation Committee administers the compensation programs for all of our NEOs. As described above under “Corporate Governance – Committees of the Board – Compensation Committee,” the Board has determined that each member of the Compensation Committee is “independent” within the meaning of SEC regulations, the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee’s guiding principles with respect to NEO compensation are:

•	to align our NEOs’ incentives with short-term and long-term stockholder value creation;

•	to attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	to tie cash and stock incentives to the achievement of measurable company, business unit and individual performance goals that are linked to our long-term strategic plans; and

•	to promote an ownership culture.

In the first quarter of each fiscal year, the Compensation Committee determines the terms of our annual, supplemental and discretionary incentive plans (each of which is described below) and establishes the current fiscal year’s company financial performance goals and individual strategic performance goals that will be used in evaluating the performance of each NEO under such incentive plans. In addition, the Compensation Committee establishes prospective base salary rates and target incentive percentages and amounts for each NEO for the current fiscal year. Following the end of the fiscal year, the Compensation Committee meets to discuss our prior year’s financial performance, to evaluate the performance of our NEOs relative to applicable performance goals, and to determine the amounts, if any, that will be awarded to each NEO under our annual, supplemental and discretionary incentive plans for the prior fiscal year.

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Compensation Discussion & Analysis

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and considers various factors in determining overall compensation and the individual components of compensation of each NEO, including (i) the results of compensation benchmarking studies which included an analysis of peer group and published compensation survey data, (ii) economic and market conditions, (iii) the effects of inflation, (iv) changes in our business operations, (v) changes in the compensation practices of our competitors, (vi) the executive officer’s position, experience, length of service and performance, (vii) company performance and (viii) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

Use of Compensation Benchmarking Studies

One of the Compensation Committee’s guiding principles is to attract, motivate and retain the best possible executive officer talent, which is important to the success of our business. Consistent with this guiding principle, the Compensation Committee desires to provide target total direct compensation for our NEOs within +/-20% of the median for comparable officers in our peer group. To determine competitive market pay levels, the Compensation Committee utilizes a compensation benchmarking study which includes an analysis of peer group and published compensation survey data for our industry that is prepared and compiled for the committee by outside consultants. This data assists the Compensation Committee in establishing the overall compensation levels for our NEOs and determining the relative weighting of individual components of compensation.

Although the compensation benchmarking studies play an important role in establishing competitive compensation practices, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for our NEOs’ compensation. The compensation benchmarking studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions. Because the information provided by a compensation benchmarking study is just one piece of information utilized in setting executive compensation, the Compensation Committee exercises discretion in determining the nature and extent of its use.

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, advisors and compensation consultants and to approve their compensation. These advisors report directly to the Compensation Committee.

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Compensation Discussion & Analysis

The Compensation Committee independently retained Deloitte to examine Quanta’s executive compensation program and pay practices and to review the competitiveness of our executive compensation program relative to a public company peer group and survey data in the fourth quarter of 2012 (the “2012 Deloitte Compensation Benchmarking Study”) and again in the fourth quarter of 2013 (the “2013 Deloitte Compensation Benchmarking Study”). Both such benchmarking studies (collectively the “Deloitte Compensation Benchmarking Studies”) assessed Quanta’s executive compensation program and pay practices, taking into account our compensation strategy and business objectives, as well as market conventions and leading practices. Deloitte assembled a group of companies for the purpose of obtaining competitive data and, with input from our management and Compensation Committee approval, selected the following companies for inclusion in the Deloitte Compensation Benchmarking Studies:

• AECOM Technology Corporation	• KBR, Inc.
• Baker Hughes Incorporated	• MasTec, Inc.
• Chicago Bridge & Iron Company N.V.	• MYR Group Inc.
• Emcor Group, Inc.	• Oceaneering International, Inc.
• Flowserve Corp.	• Pike Electric Corporation
• Fluor Corporation	• Superior Energy Services, Inc.
• FMC Technologies, Inc.	• The Shaw Group Inc.(a)
• Foster Wheeler AG	• URS Corporation
• Jacobs Engineering Group Inc.	• Weatherford International Ltd.

(a)	Omitted from the 2013 Deloitte Compensation Benchmarking Study due to Chicago Bridge & Iron Company N.V.’s acquisition of The Shaw Group in 2013.

These companies were chosen based on (i) market competition, including companies that compete with Quanta for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues or market capitalization similar to those of Quanta, and (iii) industry, including companies in the heavy construction industry and companies that serve oil and gas or power transmission companies. Based on projected 2012 revenues and market capitalization as of September 30, 2012, Quanta was positioned at the 50th percentile and 65th percentile, respectively, of the peer group for the 2012 Deloitte Compensation Benchmarking Study. Based on revenues for the trailing four quarters and market capitalization as of February 14, 2014, Quanta was positioned at the 44th percentile and 54th percentile, respectively, of the peer group for the 2013 Deloitte Compensation Benchmarking Study. The Compensation Committee may periodically update the companies in future compensation benchmarking studies as a result of mergers, acquisitions, new publicly traded companies and other changes, using the criteria outlined above.

The Deloitte Compensation Benchmarking Studies compared base salary, target total cash compensation, long term incentive opportunity, and target total direct compensation to market medians based on position as well as rank. Deloitte also utilized several sources of published compensation survey data by matching, to the extent possible, with management’s input, the titles and job descriptions of our certain of our NEOs with those in the surveys to provide additional competitive compensation information. Deloitte did not provide, nor was it asked by the Compensation Committee to provide, recommendations as to specific compensation payments to our NEOs. Deloitte reported directly to the Compensation Committee, but was authorized by the Compensation Committee to communicate with executive officers to obtain information.

During the first quarter of 2013, the Compensation Committee referred to information reflected in the 2012 Deloitte Compensation Benchmarking Study in connection with approving prospective base salary rates and target incentive percentages and amounts for certain executive officers for the 2013 performance year. Following the 2013 fiscal year end, the Compensation Committee referred to information reflected in the 2013 Deloitte Compensation Benchmarking Study in connection with assessing performance against company financial performance goals and individual strategic goals, approving the payouts under our incentive plans relating to the 2013 performance year, and establishing prospective base salary rates and target incentive percentages and amounts for each NEO for 2014.

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Compensation Discussion & Analysis

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than with respect to himself and the former Executive Chairman). Although our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, targets, salaries and awards.

In the first quarter of each fiscal year, our Chief Executive Officer and Chief Financial Officer meet with the Compensation Committee to propose Quanta’s overall financial performance goals for the current fiscal year. The Compensation Committee reviews these financial goals and adjusts them as it deems appropriate. Each individual who is expected to be an NEO (other than the former Executive Chairman) also proposes his individual strategic goals for the upcoming fiscal year to our Chief Executive Officer. Our Chief Executive Officer reviews and modifies the submitted strategic goals, as he deems appropriate, and submits them, together with his own proposed individual strategic goals and those of the Executive Chairman, to the Compensation Committee for its consideration. The Compensation Committee then reviews, modifies, as necessary, and approves each NEO’s strategic goals for the current fiscal year. If, later during the year, it is determined that an individual who was not previously identified as a potential NEO will be an NEO, the Compensation Committee promptly reviews, modifies, as necessary, and approves the strategic goals of such individual. The financial performance goals and strategic goals approved by the Compensation Committee for the 2013 performance year are discussed below in “Elements of Executive Compensation” and “Executive Compensation Decisions for the 2013 Performance Year,” respectively.

Following the end of the fiscal year, the Compensation Committee uses Quanta’s financial performance goals, along with each NEO’s strategic goals, to determine payouts under our executive compensation plans. At the request of the Compensation Committee, our Chief Executive Officer and certain other executive officers also participate in the Compensation Committee’s review. The subject NEO is not present during the Compensation Committee’s discussion of such NEO’s individual performance relative to his respective goals and awards. Our Chief Executive Officer presents to the Compensation Committee his evaluation of the performance of the other NEOs (other than the former Executive Chairman), taking into account each of their strategic goals, and his compensation recommendations as to each of them. The Compensation Committee considers these evaluations in determining payouts to be made, if any, pursuant to our incentive plans for the completed fiscal year under consideration, as well as salaries and incentive targets of the NEOs for the current fiscal year.

To assist the Compensation Committee as it makes its compensation decisions, management also provides detailed spreadsheets for the NEOs indicating, among other things:

•

the historical total direct compensation for NEOs, including base salary and cash and equity incentive awards, approved by the Compensation Committee for the NEOs under our incentive plans for the two years immediately preceding the completed fiscal year under consideration;

•	actual performance relative to financial performance goals and individual strategic goals for the NEOs for the completed fiscal year under consideration; and

•

the amounts of compensation that would be payable to each of our NEOs (other than as to himself and the former Executive Chairman) for the current fiscal year assuming target payouts under our incentive plans.

These spreadsheets combine several elements of actual and targeted compensation of our NEOs, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) and the total amount of actual and targeted compensation for each NEO for a particular performance year in connection with the Compensation Committee’s consideration of the factors influencing the various elements of NEO compensation.

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Compensation Discussion & Analysis

2013 Compensation Committee Meetings

The Compensation Committee met a total of eight times during the fiscal year ended December 31, 2013. The significant actions taken by the Compensation Committee with respect to executive compensation matters in 2013 include: (i) assessing performance against company financial performance goals and individual strategic goals and approving the payouts under our incentive plans relating to the 2012 performance year; (ii) approving prospective base salary rates and target incentive percentages and amounts for certain executive officers for the 2013 performance year; (iii) adopting our annual, supplemental and discretionary incentive plans for the 2013 performance year; (iv) approving the financial performance and individual strategic goals and related compensation targets for the 2013 performance year; (v) considering compensation matters associated with the retirement of our former Executive Chairman upon his retirement, including approving the acceleration of vesting with respect to outstanding restricted stock awards held by him; (vi) considering the results of the 2013 stockholder advisory vote on executive compensation; (vii) retaining Deloitte to conduct the 2013 Deloitte Compensation Benchmarking Study; (viii) reviewing Quanta’s executive compensation program and pay practices and considering alternative incentive plan designs for 2014; and (ix) evaluating the independence of compensation consultants retained by the Compensation Committee.

Consideration of Say-on-Pay Results

The Compensation Committee considered the results of the 2013 advisory “say-on-pay” proposal in connection with the discharge of its responsibilities. Because 98% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement in 2013, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote, but the Compensation Committee has continued to evaluate and adjust Quanta’s executive compensation program. See “Changes to 2014 Compensation Program” for additional information about prospective changes to Quanta’s compensation program.

Exercise of Discretion in Executive Compensation Decisions

The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our NEOs have successfully met the goals set under these plans. For example, awards earned pursuant to the annual incentive plan and supplemental incentive plan described below are generally intended to qualify as performance-based compensation and are paid or issued as performance compensation awards under and subject to the terms of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Omnibus Plan”). The Compensation Committee may exercise negative discretion, as permitted by the incentive plans and the Omnibus Plan, to reduce incentive awards to amounts determined by the Committee to be appropriate.

“Clawback” Policy

The Compensation Committee adopted a “clawback” policy embodied in the annual and supplemental incentive plans for the 2013 performance year that permits the Compensation Committee to recover certain incentive compensation from executive officers and other key employees in accordance with applicable law where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. Based on its review and judgment, the Compensation Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Equity Award Grant Practices

The Compensation Committee meets in the first quarter of each fiscal year to, among other things, grant equity awards, including, as discussed above, equity awards to our NEOs. This meeting occurs after our earnings release for the fourth quarter of the prior fiscal year to allow the Compensation Committee to have complete financial results for the prior fiscal year at the time that it evaluates our performance and that of our NEOs. The Compensation Committee may, in its discretion, also grant awards throughout the year in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position. During 2013, we granted equity awards in the form of performance-based RSUs, using the average of the closing prices of Quanta’s common stock for the twenty

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Compensation Discussion & Analysis

consecutive trading days immediately preceding the date of grant for purposes of determining the number of shares subject to RSUs with an aggregate value equal to the dollar amount to be awarded. Generally, our RSUs are to be settled in stock upon vesting. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Elements of Executive Compensation

The key components of our current compensation program for our NEOs are summarized in the table below. Each component of our compensation program has a critical role in creating compensation payouts that motivate and reward strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Compensation Element	Form of Compensation	Performance Criteria	Purpose
Base Salary	Cash	Individual performance and experience in the role are factors in determining base salaries.	To provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay year-to-year.
Short-Term Incentive	Cash	Tied to the achievement of an annual operating income goal reviewed and approved by the Compensation Committee.	To provide incentives to our employees to achieve performance goals and to reward our employees for the achievement of those goals.
Long-Term Incentive	Equity-based awards	Tied to the achievement of an annual return on equity financial performance goal and individual strategic goals reviewed and approved by the Compensation Committee.

To create a strong incentive for our key management members to achieve our short- and long-term performance objectives, strategic plan and individual goals, and to align management’s interests with our stockholders’ interests.

Other Compensation	401(k) Matching	N/A	To provide a competitive compensation package.
Perquisites	Executive Physical Program Financial Planning Services	N/A	To provide a competitive compensation package and, in certain cases, to optimize an executive officer’s time.

Executive Compensation Decisions for the 2013 Performance Year

The Compensation Committee undertook a comprehensive review of our executive compensation program in late 2012 with the goal of identifying and implementing prospective changes to ensure that our incentive compensation remains consistent with Quanta’s guiding principles on executive compensation. In performing its review, the Compensation Committee considered input from Deloitte and senior management. As part of this review, Deloitte assessed Quanta’s executive compensation program and practices in comparison to Quanta’s compensation strategy, business objectives, market practices and leading practices. Deloitte’s observations regarding Quanta’s current executive compensation program, based on its review of Quanta’s public disclosures, Compensation Committee meeting materials, compensation plan documents, historical compensation awards, proxy advisory firm reports and discussions with key members of management and the Compensation Committee, were reflected in a report entitled 2012 Review of Current Executive Compensation Program and Practices (the “2012 Deloitte Comprehensive Review”).

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Compensation Discussion & Analysis

Changes Implemented for 2013

Based on the 2012 Deloitte Comprehensive Review and the 2012 Deloitte Compensation Benchmarking Study, the Compensation Committee decided to implement certain changes to our executive compensation program for 2013. The primary change involved the performance/payout scale in our annual and supplemental incentive plans for corporate employees, in which incentive payouts begin at 75% of target operating income and return on equity (“ROE”) performance and reach the maximum potential at 150% of target operating income and ROE performance. The 2012 Deloitte Comprehensive Review indicated that maximum performance under the performance/payout curve for Quanta’s incentive plans was generally more difficult to attain than peer group practice, given that the majority of peers could receive maximum payout with performance at less than 150% of target. Moreover, due to the size, blending and diversity of financial results of Quanta’s operating units when considered at the consolidated corporate level, as well as Quanta’s significant growth since the payout scales were last adjusted, performance at 150% of targeted financial goals had become extremely difficult to achieve.

Acknowledging that an incentive program with an excessively difficult maximum payout fails to appropriately incentivize executive officers to excel in the performance of their duties, the Compensation Committee adjusted the payout scale under the annual and supplemental incentive plans for corporate employees so that, given the appropriate level of performance, executive officers were able to reach the maximum potential payout at 125% of targeted financial performance. The Compensation Committee believes that the change is more consistent with the compensation practices of our peers and establishes more realistic incentives that appropriately reflect Quanta’s size, performance and market conditions, and offers a more consistent and competitive incentive program for our executive officers. Additionally, the Compensation Committee decided to eliminate from the supplemental incentive plan for corporate employees for the 2013 performance year the 110% multiplier previously used to adjust equity-based awards to their cash equivalent, as the Compensation Committee determined that the variation in risk and liquidity of long-term equity incentive awards versus cash awards was appropriate. Finally, paid health insurance premiums were eliminated as perquisites for the executive officers beginning in 2013.

Base Salary

Base salary is a critical element of our NEO compensation because it provides NEOs with a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs, including our former Executive Chairman and our Chief Executive Officer, are determined annually by the Compensation Committee, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. While base salaries provide a basic level of economic security for our NEOs, a significant portion of an NEO’s target total direct compensation is performance-based compensation pursuant to the incentive compensation plans described below.

The following table reflects the increases in base salaries approved by the Compensation Committee during 2013:

Named Executive Officer	2012 Base Salary (through March 30, 2013)	2013 Base Salary (effective April 1, 2013)	Percentage Increase
Mr. O’Neil	$825,000	$950,000	15.2%
Mr. Colson	$900,000	$900,000	—
Mr. Austin	$600,000(a)	$725,000	20.8%
Mr. Haddox	$540,193	$273,623(b)	—
Mr. Jensen	$420,000	$500,000	19.0%
Mr. Grindstaff	$257,500	$265,225	3.0%
Mr. O’Brien	$240,000	$247,200	3.0%

(a)	Prior to the promotion of Mr. Austin to Chief Operating Officer effective January 1, 2013, Mr. Austin’s base salary rate was $550,000 per year.
(b)

The employment agreement between Quanta and Mr. Haddox called for his base salary to decrease by half to $270,096 per year, effective April 1, 2013, and the Compensation Committee decided to increase such amount by approximately 1.3%. Mr. Haddox retired as Executive Vice President of Quanta effective March 31, 2014.

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Compensation Discussion & Analysis

The Compensation Committee approved base salary increases of 15.2%, 20.8% and 19.0%, respectively, for Messrs. O’Neil, Austin and Jensen, concluding that a higher percentage increase than the other named executive officers was warranted, due in part to expanded responsibilities, strong performance in light of individual performance objectives, and also to better align their base salaries with those of executives with similar positions and responsibilities at companies in our peer group. Upon considering the base salary of Mr. Colson as Executive Chairman relative to general industry peers and relative to the base salary level of the CEO, the Compensation Committee concluded that Mr. Colson’s base salary should remain unchanged. The employment agreement between Quanta and Mr. Haddox called for his base salary to decrease by half to $270,096 per year, effective April 1, 2013, and the Compensation Committee decided to increase such amount by approximately 1.3%. Based on the results of the 2012 Deloitte Compensation Benchmarking Study, published compensation survey data, the annual wage increase under Quanta’s collective bargaining agreement with the International Brotherhood of Electrical Workers and certain other applicable unions, recent inflation data and the 3% base salary raise generally approved for Quanta’s other corporate employees, the Compensation Committee decided to approve a 3% increase in annual base salary for Messrs. Grindstaff and O’Brien.

Annual Incentive Plan

Our annual incentive plan is designed to provide our NEOs with performance awards payable annually in cash in recognition of Quanta achieving a specified financial performance goal that is approved by the Compensation Committee (as discussed below). The Compensation Committee elects to pay such performance awards in cash.

Each NEO’s award pursuant to the plan is determined based on the achievement by Quanta of an operating income goal, which the Compensation Committee believes encourages our NEOs to increase stockholder value by focusing on growth in revenue, while maintaining cost discipline. For purposes of the annual incentive plan, operating income is defined as operating income, excluding amortization of intangibles, gain (loss) on sale of assets and non-cash compensation, less interest expense, net of interest income. Performance against the budgeted operating income goal is measured after accrual of the incentive bonus payouts earned (both cash and equity) by corporate plan participants. For the 2013 performance year, the Compensation Committee initially established the operating income financial performance goal at $467.0 million. This goal was subject to equitable adjustments in the Compensation Committee’s discretion to account for events that significantly impact, positively or negatively, Quanta’s ability to achieve the originally established goal. The Compensation Committee subsequently increased the operating income financial performance goal to $485.9 million to adjust for the contribution by six businesses acquired by Quanta during 2013.

The payout for each NEO under the annual incentive plan relates to a percentage of such NEO’s salary (the “AIP Target Incentive”). The Compensation Committee, after taking into account, among other things, the results of the 2012 Deloitte Compensation Benchmarking Study and published compensation survey data, as well as the individual NEO’s position, experience, level of responsibility and length of service, established the AIP Target Incentives for the 2013 performance year for Messrs. O’Neil, Colson and Austin as 100% of their respective base salaries, for Messrs. Haddox and Jensen as 90% of their respective base salaries, and for Messrs. Grindstaff and O’Brien as 50% of their respective base salaries.

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Compensation Discussion & Analysis

Based upon the performance/payout scale adopted by the Compensation Committee, NEOs could earn cash awards under the annual incentive plan for 2013 as follows (when the attainment of the performance goal falls between the designated percentages in the table below, the cash awards are determined by interpolation):

Percentage of Operating Income Goal Attained	Payout as a Percentage of AIP Target Incentive
Less than 75%	0%
75%	25%
80%	40%
85%	55%
90%	70%
95%	85%
100%	100%
105%	120%
110%	140%
115%	160%
120%	180%
125% or greater	200%

For the 2013 performance year, Quanta achieved operating income as calculated pursuant to our annual incentive plan of approximately $589.4 million, which represented approximately 121% of its operating income goal under the annual incentive plan and equated to a payout of 184% of the AIP Target Incentive. After an evaluation of Quanta’s achievement of the operating income financial performance goal during the 2013 performance year, the Compensation Committee awarded the following cash incentives to the NEOs under the annual incentive plan:

Named Executive Officer	Base Salary	AIP Target Incentive	Percent Payout of AIP Performance Goal	Incentive Award Earned
Mr. O’Neil	$950,000	100%	184%	$1,748,000
Mr. Colson	$900,000	100%	184%	$690,000(a)
Mr. Austin	$725,000	100%	184%	$1,334,000
Mr. Haddox	$273,623	90%	184%	$453,120
Mr. Jensen	$500,000	90%	184%	$828,000
Mr. Grindstaff	$265,225	50%	184%	$244,007
Mr. O’Brien	$247,200	50%	184%	$227,424

(a)

In light of Mr. Colson’s retirement as Executive Chairman of Quanta on May 23, 2013, the Compensation Committee concluded that Mr. Colson would receive a pro rata portion of the incentive bonus payable to him in respect of the 2013 performance year (based on the portion of the fiscal year during which he served as Executive Chairman), as if he had remained in such position through the bonus payment date in accordance with Quanta’s annual incentive plan. Thus, the annual incentive award earned by Mr. Colson was pro-rated to 5/12 of the payout otherwise calculated based on Mr. Colson’s AIP Target Incentive and Quanta’s achievement of the operating income goal under the annual incentive plan.

Supplemental Incentive Plan

Our supplemental incentive plan compensates our NEOs based upon Quanta’s performance against a specified financial performance goal and the NEOs’ individual performance against specified strategic goals. The first component, which accounts for 50% of the total target payout under the supplemental incentive plan, is based on Quanta’s achievement of an ROE financial performance goal (the “ROE Component”), while the second component, which accounts for the remaining 50% of the payout opportunity, is based on the NEO’s achievement of certain approved individual strategic goals (the “Strategic Goal Component”). The Compensation Committee believes that

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Compensation Discussion & Analysis

ROE measures our effectiveness in generating financial return relative to stockholders’ equity. The Compensation Committee also believes that the payout opportunity of the Strategic Goal Component allows the Compensation Committee to reward the achievement of strategic goals that are important to the long-term success of Quanta, independent of whether Quanta has achieved its financial performance goals for a fiscal year.

The payouts under both components of the supplemental incentive plan are dependent on a specified dollar amount for each NEO determined by the Compensation Committee to be subject to the plan (the “SIP Target Incentive”). The Compensation Committee considered, among other things, the results of the 2012 Deloitte Compensation Benchmarking Study and published compensation survey data, as well as the individual NEO’s position, experience, level of responsibility and length of service, in establishing the SIP Target Incentives for the 2013 performance year. Specifically, for the 2013 performance year, the Compensation Committee established the SIP Target Incentive for each of our NEOs as follows: Mr. O’Neil, $2,800,000; Mr. Colson, $1,800,000; Mr. Austin, $1,000,000; Mr. Haddox, $250,000; Mr. Jensen, $700,000; Mr. Grindstaff, $125,000; and Mr. O’Brien, $110,000.

For purposes of the ROE Component, the ROE financial performance goal is broadly defined as the quotient of the budgeted amount of net income excluding amortization of intangibles (measured after accrual of the incentive bonus payouts earned by corporate plan participants), divided by average tangible stockholder’s equity, as adjusted for certain items. For the 2013 performance year, the Compensation Committee established the ROE financial performance goal at 12.0%. Based upon the performance/payout scale adopted by the Compensation Committee for 2013, NEOs could earn awards under the ROE Component up to the following amounts (when the attainment of the performance goal falls between the designated percentages in the below table, the awards are determined by interpolation):

Percentage of ROE Component Attained	Payout as a Percentage of SIP Target Incentive (ROE Component)
Less than 75%	0%
75%	25%
80%	40%
85%	55%
90%	70%
95%	85%
100%	100%
105%	120%
110%	140%
115%	160%
120%	180%
125% or greater	200%

For the 2013 performance year, Quanta achieved ROE of 16.6%, which represented approximately 138% of the ROE goal under our supplemental incentive plan and equated to a payout of 200% of the ROE Component of the SIP Target Incentive.

The Strategic Goal Component, which accounts for the remaining 50% of the payout opportunity under the supplemental incentive plan, is based on achieving certain individual strategic goals that are approved annually by the Compensation Committee for each NEO and which generally relate to both quantitative and qualitative measures of performance that the Compensation Committee believes create stockholder value. In determining payouts under the Strategic Goal Component, the Compensation Committee also considers each NEO’s demonstration of ethical behavior and compliance with our Code of Ethics and Business Conduct. NEOs could earn awards ranging from zero to 100% of target based on the NEO’s achievement of approved individual strategic goals.

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Compensation Discussion & Analysis

Awards under the supplemental incentive plan can be paid in cash, restricted stock, RSUs or a combination thereof at the Compensation Committee’s discretion. In recent years, awards have been paid in restricted stock that vests over three years in equal annual installments. For the 2013 performance year, awards to continuing NEOs were paid in RSUs that vest over three years in equal annual installments and settle in common stock. Awards to Mr. Colson, who retired from the Company on May 23, 2013, and Mr. Haddox, who retired from the Company on March 31, 2014, were paid in cash. The Compensation Committee believes that these equity-based awards provide a concrete link between our NEOs’ compensation and the creation of stockholder value and encourage executive officer retention.

The Compensation Committee approved awards under the supplemental incentive plan for Quanta’s level of achievement of the ROE Component and the level of achievement with respect to each NEO’s Strategic Goal Component:

ROE Component

Named Executive Officer	SIP Target Incentive (ROE Component)	Percent Payout of SIP Performance Goal (ROE Component)	Incentive Award Earned(a)

Mr. O’Neil	$1,400,000	200%	$2,800,000
Mr. Colson	$900,000	200%	$750,000	(b)
Mr. Austin	$500,000	200%	$1,000,000
Mr. Haddox	$125,000	200%	$250,000	(c)
Mr. Jensen	$350,000	200%	$700,000
Mr. Grindstaff	$62,500	200%	$125,000
Mr. O’Brien	$55,000	200%	$110,000

(a)

The ROE component of the supplemental incentive plan awards to continuing NEOs were paid in RSUs with an aggregate value (based on the average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant) equal to the incentive award earned.

(b)

In light of Mr. Colson’s retirement as Executive Chairman of Quanta on May 23, 2013, the Compensation Committee concluded that Mr. Colson would receive a pro rata portion of the incentive bonus payable to him in respect of the 2013 performance year (based on the portion of the fiscal year during which he served as Executive Chairman), as if he had remained in such position through the bonus payment date in accordance with Quanta’s supplemental incentive plan. Thus, the ROE component of the supplemental incentive award earned by Mr. Colson was pro-rated to 5/12 of the payout otherwise calculated based on Mr. Colson’s SIP Target Incentive and Quanta’s achievement of the return on equity goal under the supplemental incentive plan. The ROE component of the supplemental incentive award to Mr. Colson for the 2013 performance year was paid in cash.

(c)	The ROE component of the 2013 supplemental incentive plan award to Mr. Haddox, who retired on March 31, 2014, was paid in cash.

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Compensation Discussion & Analysis

Strategic Goal Component

Named Executive Officer	SIP Target Incentive (Strategic Goal Component)	2013 Strategic Goals	Percent Achievement of Strategic Goals		Incentive Award Earned(a)
Mr. O’Neil	$1,400,000	Achieving consolidated safety and safety leadership goals; optimizing the five-year strategic plan; developing opportunities to increase market share and create growth; and implementing succession planning and leadership development initiatives	90.0%	$	1,260,000

Mr. Colson	$900,000	Providing Board leadership; developing a strategic plan for international growth; developing implementation plan for a training facility to improve operational effectiveness; and mentoring and supporting the goals of executive personnel	93.0%	$	348,750	(b)

Mr. Austin	$500,000	Achieving consolidated safety and safety leadership goals; attaining specified financial objectives within managed divisions; developing opportunities to increase market share and create growth; and implementing training initiatives to improve operational effectiveness	95.0%	$	475,000

Mr. Haddox	$125,000	Managing Quanta’s oversight of certain strategic investments; facilitating acquisition analysis and review and other corporate initiatives directed by senior management	93.0%	$	116,250	(c)

Mr. Jensen	$350,000	Optimizing the five-year strategic plan; enhancing the dissemination of financial information; optimizing the return on global financial system software; augmenting the Company’s comprehensive information technology strategy; and implementing succession planning and leadership development initiatives	95.0%	$	332,500

Mr. Grindstaff	$62,500	Maintaining Treasury function operations within internal control structure; optimizing risk mitigation strategies; improving intercompany transaction processes; refining international treasury policies; enhancing modeling capabilities and dissemination of financial information	92.5%	$	57,813

Mr. O’Brien	$55,000	Maintaining Tax function operations within internal control structure; enhancing the cross border transactions process; optimizing intercompany accounting processes; developing performance evaluation standards; analyzing tax return compliance processes	92.5%	$	50,875

(a)

The strategic goal component of the supplemental incentive plan awards to continuing NEOs were paid in RSUs with an aggregate value (based on the average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant) equal to the incentive award earned.

(b)

In light of Mr. Colson’s retirement as Executive Chairman of Quanta on May 23, 2013, the Compensation Committee concluded that Mr. Colson would receive a pro rata portion of the incentive bonus payable to him in respect of the 2013

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Compensation Discussion & Analysis

performance year (based on the portion of the fiscal year during which he served as Executive Chairman), as if he had remained in such position through the bonus payment date in accordance with Quanta’s supplemental incentive plan. The Compensation Committee further concluded that the percentage of target performance to be pro-rated for payment to Mr. Colson under the strategic goal component of the supplemental incentive plan would approximate the average of the performance percentages earned by the chief executive officer, chief operating officer and chief financial officer, in recognition that the role and responsibilities of Mr. Colson leading up to his retirement transitioned to supporting the achievement of goals of such officers. Thus, the strategic goal component of the supplemental incentive award earned by Mr. Colson reflects an achievement percentage equal to the average of the achievement percentages earned by Messrs. O’Neil, Austin and Jensen, pro-rated to 5/12 of the payout otherwise calculated based on Mr. Colson’s SIP Target Incentive. The strategic goal component of the supplemental incentive award to Mr. Colson for the 2013 performance year was paid in cash.

(c)	The strategic goal component of the 2013 supplemental incentive plan award to Mr. Haddox, who retired on March 31, 2014, was paid in cash.

Discretionary Incentive Plan

Awards under the discretionary incentive plan are made at the discretion of our Chief Executive Officer with the approval of the Compensation Committee, or at the discretion of the Compensation Committee, and are payable in cash, restricted stock, RSUs, or a combination thereof. These rewards provide the Chief Executive Officer and the Compensation Committee with the flexibility to, among other things, reward exceptional performance. For the 2013 performance year, the Compensation Committee did not approve any awards under the discretionary incentive plan for any NEO.

Transaction Bonuses

On December 6, 2013, we sold all of our equity ownership interest in Howard Midstream Energy Partners, LLC (“HEP”) for proceeds of approximately $220.9 million in cash which resulted in a pre-tax gain of approximately $112.7 million. In accordance with the terms of the annual incentive plan, the gain from the sale of HEP was not factored into the calculation of Quanta’s operating income performance for 2013. Acknowledging the significant contribution to Quanta’s 2013 results from the gain on the sale of Quanta’s investment in HEP, the Compensation Committee decided to award to certain executive officers a special transaction bonus in recognition of their contributions in connection with the Company’s strategic investment in HEP. Accordingly, in March 2014, the Compensation Committee awarded transaction bonuses to each of our NEOs as follows: Mr. O’Neil, $400,000; Mr. Colson, $60,000; Mr. Austin, $500,000; Mr. Haddox, $200,000; Mr. Jensen, $200,000; Mr. Grindstaff, $120,000; and Mr. O’Brien, $120,000. In light of Mr. Colson’s retirement on May 23, 2013 and Mr. Haddox’s retirement on March 31, 2014, the transaction bonuses awarded to Messrs. Colson and Haddox were paid in cash and are reflected in the “Bonus” column of the 2013 Summary Compensation Table. The transaction bonuses awarded to the continuing NEOs were paid in RSUs vesting in three equal annual installments beginning in March 2014 and will be reflected in the “Stock Awards” column of the 2014 Summary Compensation Table. The number of RSUs granted to each recipient was determined by dividing the amount of the award by the average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant.

Other Compensation

We have provided our NEOs with certain perquisites, including an annual executive physical program and an executive financial counseling program. We believe these perquisites assist executives in dealing with the demands of their positions. Paid health insurance premiums were eliminated as executive compensation benefits in 2013, although Quanta continues to subsidize the health insurance premiums for NEOs and their families, if applicable, to the same extent as for other full-time corporate employees. The limited personal use of partially-owned aircraft by our NEOs in 2013 consisted solely of spouses accompanying executives as additional passengers on certain business flights. The Compensation Committee reviews our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, and to what extent, it may be appropriate to discontinue particular perquisites.

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Compensation Discussion & Analysis

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Executive Succession Matters

Transition of Mr. Haddox to Executive Vice President and Subsequent Retirement

In mid-2012, Mr. Haddox, then Quanta’s Chief Financial Officer, assumed the role of Executive Vice President. In connection with this transition, Quanta entered into an employment agreement with Mr. Haddox providing for a term beginning May 17, 2012 and continuing through March 31, 2014, based on the understanding that he would continue to work full time in the Executive Vice President role through March 31, 2013 and half-time thereafter through March 31, 2014. In approving the terms of the employment agreement, the Compensation Committee examined the roles and responsibilities for Mr. Haddox as Executive Vice President and considered the results of applicable benchmarking data. The Compensation Committee concluded that the compensation of Mr. Haddox as Executive Vice President should initially remain unchanged from that of his previous compensation as Chief Financial Officer, comprised of a base salary of $540,193, an AIP Target Incentive of 90%, and a SIP Target Incentive in the amount of $500,000 through March 31, 2013, followed by compensation at half of the then current base salary rate, an unchanged annual incentive target percentage, and half of the then current supplemental incentive target amount through March 31, 2014. The Compensation Committee subsequently decided to increase Mr. Haddox’s base salary (after application of the aforementioned decrease on March 31, 2013) by approximately 1.3%. Mr. Haddox retired as Executive Vice President of Quanta effective March 31, 2014. The annual incentive award, as well as the ROE component and the strategic goal component of the supplemental incentive award, for the 2013 performance year was paid to Mr. Haddox in cash. As provided in Mr. Haddox’s employment agreement, all outstanding awards of restricted stock and RSUs held by Mr. Haddox vested as of March 31, 2014.

Promotion of Mr. Austin to Chief Operating Officer

On December 21, 2012, Quanta announced the promotion of Mr. Austin, then the President of our Electric Power Division and Natural Gas and Pipeline Division, to Chief Operating Officer, effective as of January 1, 2013. In connection with the promotion, the Compensation Committee examined Mr. Austin’s responsibilities as Chief Operating Officer and reexamined the results of the 2012 Deloitte Compensation Benchmarking Study. Based on the benchmarking data, the Compensation Committee concluded that, effective upon the appointment of Mr. Austin as Chief Operating Officer on January 1, 2013, an annual base salary of $600,000 (increasing from $550,000 previously established for 2012), an AIP Target Incentive of 100% (unchanged), and an SIP Target Incentive in the amount of $1,000,000 (increasing from the 2012 target incentive of $700,000) would be appropriate. The Compensation Committee also authorized the grant of a restricted stock award to Mr. Austin on January 2, 2013, consisting of the number of shares of Quanta’s common stock having a fair market value (based on the average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant) equal to $250,000.

Retirement of Executive Chairman

Mr. Colson retired as Executive Chairman of Quanta and the Board effective May 23, 2013, the date of Quanta’s 2013 annual meeting. As of such date, Mr. Colson held unvested awards of restricted stock and RSUs covering an aggregate of 159,165 shares. The Compensation Committee approved the waiver of forfeiture restrictions and accelerated full vesting of all awards of restricted stock and RSUs held by Mr. Colson, effective upon his retirement. In addition, the Compensation Committee concluded that Mr. Colson would remain eligible to receive a pro rata portion of incentive bonuses, if any, that might be payable to him in respect of the 2013 performance year as the Company’s

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Compensation Discussion & Analysis

Executive Chairman (based on the portion of the fiscal year during which he served as such), as if he had remained in such position through the bonus payment date in accordance with the Company’s annual and supplemental bonus plans, as determined by the Compensation Committee.

Following the end of the fiscal year, the Compensation Committee determined payouts under our executive compensation plans with respect to Mr. Colson. The annual incentive award earned by Mr. Colson was pro-rated to 5/12 of the payout otherwise calculated based on Mr. Colson’s AIP Target Incentive and Quanta’s achievement of the operating income goal under the annual incentive plan. The ROE component of the supplemental incentive award earned by Mr. Colson was pro-rated to 5/12 of the payout otherwise calculated based on Mr. Colson’s SIP Target Incentive and Quanta’s achievement of the return on equity goal under the supplemental incentive plan. The strategic goal component of the supplemental incentive award earned by Mr. Colson reflects an achievement percentage equal to the average of the achievement percentages earned by Messrs. O’Neil, Austin and Jensen, pro-rated to 5/12 of the payout otherwise calculated based on Mr. Colson’s SIP Target Incentive. The annual incentive award, as well as the ROE component and the strategic goal component of the supplemental incentive award, for the 2013 performance year was paid to Mr. Colson in cash.

The Compensation Committee determined that the payments to Mr. Colson as set forth herein were warranted in light of the significant contributions of Mr. Colson as founder and former President, Chief Executive Officer and Executive Chairman of Quanta. Specifically, the Compensation Committee considered the strategic vision of Mr. Colson, his long service over the years and throughout Quanta’s history, and his dedication to its success. The Compensation Committee believed these payments were appropriate recognition for Mr. Colson’s allegiance, loyalty and untiring service to Quanta and its stockholders and his extraordinary contributions to the Company.

Changes to 2014 Compensation Program

Overview of Changes

The Compensation Committee undertook a comprehensive review of our executive compensation program in 2013 with the goal of identifying and implementing prospective changes to ensure that our incentive compensation remains consistent with Quanta’s guiding principles on executive compensation. In performing its review, the Compensation Committee considered input from Deloitte and senior management. In accordance with the authority and responsibilities of the Compensation Committee as set forth in its charter, and reflecting on Quanta’s continued growth, the Compensation Committee focused on overall incentive plan design. This effort concentrates the Compensation Committee’s detailed analysis and attention on the more senior personnel within the corporate management and operating unit management groups, while still allowing the Compensation Committee to exercise its authority on a summary level of aggregated amounts with respect to broader management groups. This initiative involved modifying the design of awards for the 2014 performance year under the annual and long-term (formerly referred to as supplemental) incentive plans for Quanta’s senior leadership team, consisting of approximately 21 individuals, including the NEOs, other executive officers, corporate vice presidents and functional leads.

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Compensation Discussion & Analysis

Based on the 2012 Deloitte Comprehensive Review and the Deloitte Compensation Benchmarking Studies, the Compensation Committee decided to implement changes to our executive compensation program beginning in 2014, which are described below and summarized in the following table.

	Incentive Compensation for 2013	Incentive Compensation for 2014
Annual Incentive Plan:

Number of metrics	Single metric	Multiple metrics

Metric No. 1	Operating income	Earnings per share (“EPS”) target (65% of the award opportunity)

Payout curve

Threshold payout equal to 25% of target incentive for performance at 75% of operating income goal; maximum payout equal to 200% of target incentive for performance at 125% or more of operating income goal

A payout begins to accrue only if EPS is greater than the prior year. Thus a payout equal to 0% of the target incentive is earned if EPS equals the prior year results. A threshold payout equal to 25% of the target incentive is earned if EPS growth equals 36% of the goal. The maximum cash payout equal to 200% of target incentive is earned if EPS reaches 158% of the goal.

Exemplary Award	N/A

Exemplary award is payable in time-vested RSUs for EPS growth exceeding 158% of the goal. Exemplary award cannot exceed 200% of the target incentive. The maximum exemplary award is earned if EPS reaches 255% of the goal.

Metric No. 2	N/A	Individual performance SMART goals (35% of the award opportunity)

Payout currency	Cash	Cash RSUs if exemplary award is granted

Long-Term Incentive Plan:

Number of equity vehicles	Single vehicle	Two vehicles

Performance Units	N/A

50% of the long-term incentive target is awarded in performance units that cliff-vest at the end of a 3-year performance period pursuant to a 0% to 200% performance scale based on achievement of 3-year financial targets and strategic initiatives

RSUs	Performance-based grant of time vested RSUs, with payout calculated under a 25% to 200% performance scale based on achievement of an adjusted ROE target and individual strategic objectives	50% of the long-term incentive target is awarded in time-vested RSUs that vest ratably in equal annual installments over a 3-year period

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Compensation Discussion & Analysis

Annual Incentive Plan

With respect to awards for the 2014 performance year under the annual incentive plan for the senior leadership team, the Compensation Committee considered the number of metrics that would be appropriate and concluded that measuring performance against at least two metrics would better facilitate strategic growth while maintaining Quanta’s entrepreneurial culture. The Compensation Committee acknowledged that the majority of companies in Quanta’s peer group have more than one performance measure and apply different weights to each measure. With respect to the type of performance metric, all of the companies in Quanta’s peer group except one utilized a financial performance metric tied to profit, and more than a majority used performance metrics tied to strategic measures. The Compensation Committee believed that evaluating individual performance in the annual incentive plan, rather than in the long-term incentive plan, would better achieve its objectives and further, that EPS would be a more comprehensive measure for evaluating NEO performance than operating income.

Thus, beginning with the 2014 performance year, 65% of a participant’s annual incentive opportunity under the annual incentive plan will be based on meeting a pre-established EPS target. Performance targets and results will be adjusted, as appropriate, at the discretion of the Compensation Committee, to take into account any business acquisitions or divestitures or other non-recurring items during the base period and the performance period. The remaining 35% of a participant’s annual incentive opportunity under the annual incentive plan will be an individual performance component, based on achieving pre-set SMART (specific, measurable, attainable, relevant and time-bound) objectives established for each participant for the year. These objectives may consist of safety statistics, return metrics, segment performance, safety leadership activities and other strategic initiatives, among others.

Additionally, the payout curve for the new 2014 annual incentive plan for the senior leadership team has been adjusted. With respect to the EPS component, a payout begins to accrue only if EPS is greater than the prior year. Thus a payout equal to 0% of the target incentive is earned if EPS equals the prior year results. Participants may receive a threshold payout equal to 25% of the target incentive if EPS growth reaches 36% of the goal, up to a maximum cash payout equal to 200% of the target incentive if EPS growth reaches 158% of the goal. When performance falls between the designated payout points, the incentive will be determined by interpolation. If EPS growth exceeds 158% of the goal, participants will be eligible to receive up to an additional 200% of the annual incentive target in an exemplary award payable in RSUs that vest in equal annual installments over a three-year period. With respect to the individual performance component, participants may receive a threshold payout equal to 50% of the target incentive upon partial satisfaction of the SMART objectives, up to a maximum payout equal to 200% of the target incentive if performance far exceeds the SMART objectives. There is no exemplary award opportunity for the individual award component. Thus, the maximum award that can be earned under the annual incentive plan will equal 330% of target.

Long-Term Incentive Plan

With respect to awards for the 2014 performance year under the long-term incentive plan for the senior leadership team, the Compensation Committee considered both the number and type of vehicles utilized and the performance metrics employed for purposes of compensating senior management. Previously, awards under the supplemental incentive plan for senior management consisted of performance-based grants of restricted stock or RSUs that vested in equal annual installments over a three-year period, with 50% of the award opportunity based on achievement of an adjusted ROE target and the remaining 50% of the award opportunity based on attaining individual strategic objectives. The Compensation Committee acknowledged that the majority of companies in Quanta’s peer group recognize long-term performance through grants of two types of equity vehicles, most commonly performance based awards and time-vested restricted stock or RSUs.

The Compensation Committee decided to employ a “portfolio approach” to long-term incentives in order to diversify the types of incentives and enable Quanta to achieve multiple parallel objectives. The Compensation Committee believed that a combination of multiple award types could simultaneously foster retention, emphasize pay-

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Compensation Discussion & Analysis

for-performance, and link compensation to stock price appreciation. Therefore, the Compensation Committee determined that 50% of a participant’s long-term incentive target value will be payable in performance units that cliff-vest at the end of a 3-year performance period based on achievement of 3-year financial targets and strategic goals determined by the Compensation Committee. A majority of the goals will be quantitative, including for example, return metrics, revenue/operating income targets, and safety metrics, among others, although strategic initiatives also may be included. For the 2014-2016 performance cycle, the Compensation Committee has determined that it would be most appropriate to establish goals relating to achievement of strategic initiatives, as measured by pre-tax income contributions, and return on invested capital (“ROIC”) improvement goals. The Compensation Committee has established specific performance measures for each of these goals, and the amount earned will be determined upon completion of the three-year performance period. Performance targets and results will be adjusted as appropriate, at the discretion of the Compensation Committee, to take into account any business acquisitions or dispositions during the relevant period. Each goal will have a 0% to 200% performance scale, with differing performance scales applicable to each goal. The Compensation Committee believed that utilizing a multi-year performance period for the performance units will better align compensation with the interests of stockholders and enhance the link between compensation and stock price appreciation. The remaining 50% of a participant’s long-term incentive value will consist of RSUs granted during the performance year that vest in equal annual installments over a 3-year period following the date of grant. Giving consideration to the fact that 16 of the 18 companies in Quanta’s peer group use time-vested restricted stock or RSUs as a long-term incentive payout, the Compensation Committee concluded that providing time-vested RSUs as the equity vehicle for a portion of the long-term incentive would foster retention and enhance the competitiveness of Quanta’s compensation program for senior management.

Deferred Compensation Plan

In January 2014, the Compensation Committee approved a nonqualified deferred compensation plan for certain employees, including the NEOs. Under this plan, certain employees will be permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of RSUs awarded pursuant to our incentive plans. In addition, an employee who defers the maximum amount permitted by law for a plan year under the 401(k) plan maintained by Quanta will be credited with an employer matching contribution under the deferred compensation plan for such plan year equal to the excess, if any, of matching contributions that would have been allocated to a participant’s 401(k) plan account without regard to limitations pursuant to the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), on amounts that were, in fact, allocated to a participant’s 401(k) plan account. Quanta may also make discretionary employer contributions to the deferred compensation plan. Matching contributions and discretionary employer contributions will be subject to a vesting schedule determined by Quanta at the time of the contribution, provided that vesting will accelerate upon a change in control and the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, will be forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with Quanta or any of its affiliates, predecessors, designees or successors.

RSUs that are deferred may be settled only in Quanta common stock. The deferred compensation plan will permit participants to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment alternatives. These notional accounts will not provide for above-market or preferential earnings. Each participant may direct investments of the individual accounts set up for the participant under the plan and may make changes in the investments as often as daily. Since each executive officer may choose the investment alternative (which may include a selection of funds ranging from fixed income to emerging markets, as well as other equity, debt and mixed investment strategies) and may change their allocations from time to time, the return on the investment will depend on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle.

Generally, participants will receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive

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Compensation Discussion & Analysis

distributions in the form of a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants may also be permitted to withdraw all or a portion of their deferred amounts under the plan in the event of an unforeseeable financial emergency. The obligation to pay the balance of each participant’s account will at all times be an unfunded and unsecured obligation of the Company.

Stock Ownership Guidelines

Our Governance and Nominating Committee has established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline
Chief Executive Officer	5 x base salary
Chief Operating Officer	4 x base salary
Chief Financial Officer	3 x base salary
General Counsel	3 x base salary
Other Executive Officers	1 x base salary

The product obtained as described above is divided by the average closing price of Quanta Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares to be held by each executive officer under the guidelines. For purposes of determining compliance with the guidelines, the number of shares of Quanta’s common stock that an individual is expected to own is calculated as of December 31 of each year, using the individual’s then current base salary and the stock ownership multiple applicable to such executive officer as of such date. Once calculated, the number of shares that an individual is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until December 31 of the following year, at which time a new calculation and compliance assessment will be made. Notwithstanding the foregoing, once an individual is determined to be in compliance with the ownership guidelines as of the annual assessment date, he shall be deemed to remain in compliance, regardless of any subsequent stock price fluctuations, as long as he maintains ownership of at least the same number of shares as that required as of the annual assessment date for which he was previously compliant.

Each executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual compliance assessment at which a higher stock ownership multiple becomes applicable to such individual (due to a promotion or otherwise). The five-year phase-in period is intended to permit gradual accumulation of the incremental ownership associated with a new or higher multiple, and ratable forward progress is expected during the five-year period. Under the stock ownership guidelines, shares held by a person or entity related to or controlled by the executive officer, as well as unvested shares of restricted stock or unvested RSUs held by an executive officer, and unvested RSUs or resulting shares deposited into a deferred compensation plan or arrangement, are included in the calculation of the amount of such individual’s ownership.

As of December 31, 2013, all of our executive officers were in compliance with the requirements of our stock ownership guidelines, as two individuals who were first appointed as executive officers in 2012 and 2013, respectively, were expected to exceed the prescribed ownership level within five years of initial appointment, and all remaining executive officers exceeded the ownership prescribed by the stock ownership guidelines.

Pledging, Hedging and Other Transactions in Quanta Securities

Effective as of April 1, 2014, the Board approved an amended and restated Quanta Services, Inc. Insider Trading Policy, which (among other things) prohibits directors and executive officers of Quanta from pledging Quanta securities as collateral for a loan unless the individual demonstrates the financial capacity to repay the loan without

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Compensation Discussion & Analysis

resort to the pledged securities and obtains pre-clearance of the pledge by a management committee or the Governance and Nominating Committee of the Board. Transactions by directors and executive officers in Quanta’s securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Quanta securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.

Employment Agreements

Quanta is (or was, in the case of former executives) a party to an employment agreement with each of our NEOs other than Mr. O’Brien. Under the terms of our employment agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below in the section entitled “Executive Compensation – Potential Payments upon Termination or Change in Control.” The termination of employment provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable.

The employment agreements entered into during 2011 with Messrs. O’Neil and Colson, as well as the employment agreements entered into during 2012 with Messrs. Austin, Haddox and Jensen do not contain excise tax gross-up provisions, as the Compensation Committee no longer offered this benefit when Quanta entered into these agreements. Under the legacy employment agreement entered into in 2000 with Mr. Grindstaff, if benefits to which he becomes entitled are subject to excise taxes under Section 4999 of the Internal Revenue Code, then he generally will be entitled to an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified, and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our Certificate of Incorporation, Bylaws and applicable law.

Risk Considerations in our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program for the 2013 performance year, and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation to consist of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at market levels and is designed to provide a steady income regardless of Quanta’s stock price performance so that executives do

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Compensation Discussion & Analysis

not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation, which are described in detail above, are generally designed to reward both short-term and long-term corporate and individual performance as measured under several performance metrics. For short-term performance, our annual incentive plan awards bonuses based on the achievement by Quanta of a certain annual operating income goal. For long-term performance, our supplemental incentive plan awards bonuses based on the achievement by Quanta of a certain annual return on equity goal as well as on the achievement by the individual plan participant of certain strategic goals. Equity-based awards under our supplemental incentive plan vest over three years in equal annual installments, which the Compensation Committee believes encourages plan participants to focus on sustained stock appreciation and promotes retention of key employees. The Compensation Committee believes that these variable elements of compensation are a sufficient percentage (generally greater than 50%) of overall compensation to motivate plan participants to produce superior short-term and long-term corporate results, while the fixed element is also sufficiently high that plan participants are not encouraged to take unnecessary or excessive risks in doing so.

•

The Compensation Committee also structures executive compensation at the operating unit level to consist of both fixed and variable compensation. The variable portions of compensation are generally designed to reward both short-term and long-term operating unit and individual performance as measured under several performance metrics. For short-term performance, our operating unit annual incentive plan awards bonuses based on the achievement by a particular operating unit of an annual operating income goal and certain safety goals, as well as achievement by the individual plan participant of certain strategic goals. For long-term performance, our operating unit supplemental incentive plan awards bonuses based on the achievement by a particular operating unit of a certain annual modified return on asset goal. The Compensation Committee believes that these elements of compensation achieve objectives similar to those under our corporate incentive plans.

•

As operating income, return on equity and, at the operating unit level, modified return on assets are the financial performance measures for determining incentive payments under our incentive plans, the Compensation Committee believes plan participants are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures which may incentivize management to enter into projects without regard to cost structure. Further, Quanta has strict internal controls with respect to capital expenditures as well as bid and project approvals, which are designed to prevent an individual from entering into projects that do not meet certain requirements. If performance goals are not met at the threshold level, there are generally no payouts under our incentive plans (excluding the individual strategic goal and safety goal components of our incentive plans). In addition, the strategic goals approved for each plan participant are aligned with Quanta’s short-term and long-term operating and strategic plans, and are designed to achieve a proper risk/reward balance without encouraging unnecessary or excessive risk taking.

•

The Compensation Committee caps awards under our annual and supplemental incentive plans, which the Compensation Committee believes also mitigates excessive risk taking. Therefore, even if Quanta or the operating unit, as applicable, and the individual dramatically exceed their respective performance goals, awards are limited. If performance falls significantly short of expectations, no awards will be made.

•

Quanta has strict internal controls over the measurement and calculation of performance goals under our incentive plans, which are designed to keep it from being susceptible to manipulation by any employee. In addition, all of our employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.

•

The Compensation Committee believes that the combination of operating income and ROE/ROA financial goals (through our corporate and operating unit annual incentive plans) and extended exposure to stock

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Compensation Discussion & Analysis

price performance (through our equity compensation program and stock ownership guidelines) provides an appropriate balance and discourages excessive risk taking. For example, even if plan participants could inappropriately increase Quanta’s operating income (as defined under the corporate or operating unit annual incentive plan, as applicable) by excessive expense reductions or by abandoning less profitable revenue sources, this could be detrimental to Quanta in the long term and would be discouraged under our compensation program because it would ultimately harm our stock price and the value of their equity awards. Likewise, if plan participants were to add revenue sources at low margins in an attempt to generate a higher growth company multiple and increased stock prices, it could decrease operating income and the value of their cash bonuses under the annual incentive plan.

•

The Board has adopted stock ownership guidelines, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta stock.

•

The broad structure of our corporate incentive plans has not significantly changed for several years, and the Compensation Committee is not aware of any evidence that it encourages unnecessary or excessive risk taking.

•	Quanta has a “clawback” policy that allows us to recover certain incentive compensation from executive officers and other key employees in the event of a misstatement of earnings.

Impact of Regulatory Requirements on our Executive Compensation Decisions

The Compensation Committee considers accounting and tax implications of its compensation decisions as one factor among many. Section 162(m) of the Internal Revenue Code limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain executive officers unless the compensation is “performance-based” as defined under federal tax laws. To the extent possible, the Compensation Committee structures compensation and awards to preserve the federal income tax deductibility of the compensation payable to our NEOs. The Compensation Committee may choose, however, to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our NEOs receive total compensation that is competitive with our peer group or reflects superior performance.

Conclusion

We believe our total executive compensation program is designed to pay for performance. It aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Quanta, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. We believe that the quality of our executive compensation program will continue to be reflected in positive long-term operational, financial and stock-price performance.

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Executive Compensation

2013 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(4) ($)	Total ($)

James F. O’Neil III (5)	2013	918,750	—	3,014,556	—	1,748,000	—	34,662	5,715,968
President and Chief Executive Officer	2012	806,250	—	870,147	—	1,600,500	—	33,979	3,310,876
	2011	637,846	—	561,762	—	255,000	—	32,619	1,487,227

John R. Colson (6)	2013	358,269	60,000	3,014,556	—	1,788,750	—	74,904	5,296,479
Former Executive Chairman	2012	893,525	—	1,336,509	—	1,746,001	—	30,858	4,006,893
	2011	867,734	—	1,059,296	—	297,194	—	30,641	2,254,865

Earl C. (Duke) Austin, Jr. (7)	2013	693,750	—	1,432,242	—	1,334,000	—	24,250	3,484,242
Chief Operating Officer	2012	531,250	—	585,491	—	1,067,000	—	16,842	2,200,583
	2011	458,250	—	246,410	—	145,350	—	16,087	866,097

James H. Haddox (8)	2013	340,265	200,000	837,369	—	819,370	—	39,278	2,236,282
Former Executive Vice President	2012	536,260	—	398,761	—	943,178	—	32,486	1,910,685
	2011	520,641	—	294,240	—	160,485	—	30,807	1,006,173

Derrick A. Jensen (9)	2013	480,000	—	711,771	—	828,000	—	32,142	2,051,913
Chief Financial Officer	2012	387,257	—	522,761	—	733,320	—	16,549	1,659,887
	2011	311,088	—	257,165	—	99,450	—	15,793	683,496

Nicholas M. Grindstaff (10)	2013	263,294	—	207,226	—	244,007	—	8,179	722,706
Vice President – Finance and Treasurer	2012	255,625	—	99,679	—	249,775	—	16,842	621,921

Peter B. O’Brien (11)	2013	245,400	—	201,269	—	227,424	—	12,050	686,143
Vice President–Mergers and Acquisitions

(1)

The amounts shown for 2013 under “Bonus” reflect special transaction bonuses, to the extent that such bonuses were paid in cash to certain executives, in recognition of the contributions of these executives in connection with the Company’s strategic investment in HEP, which was sold by Quanta in 2013. For a discussion of these transaction bonuses, please read “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year – Other Compensation.”

(2)

The amounts shown for 2013 under “Stock Awards” reflect the aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2013, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the award(s) may or may not be equal to this determined value. The average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. The table does not include information regarding equity-based awards related to 2013 performance that were granted in March 2014, which awards will be reflected in the 2014 Summary Compensation Table. For a discussion of these equity-based awards, please read “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year.” RSU awards vest over three years in equal annual installments commencing on the applicable vesting date for the quarter in which the award is made, assuming the NEO continues to meet the requirements for vesting. RSU award agreements give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock.

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Executive Compensation

(3)

Amounts shown under “Non-Equity Incentive Plan Compensation” represent the dollar value of cash incentives earned under our annual incentive plan, except that the amount shown for Messrs. Colson and Haddox in 2013 represents the dollar value of incentives earned for the 2013 performance year under both our annual incentive plan and our supplemental inventive plan. For further details regarding these plans, see “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year – Annual Incentive Plan” and “ – Supplemental Incentive Plan” above. The cash incentives reflected in the table were earned during the 2013, 2012 and 2011 performance years as indicated, but were approved by the Compensation Committee and paid as late as March of 2014, 2013 and 2012, respectively.

(4)	The amounts reflected under “All Other Compensation” for fiscal 2013 are identified in the 2013 All Other Compensation Table below.

(5)	Effective May 19, 2011, Mr. O’Neil was appointed President and Chief Executive Officer. Prior to this appointment, he served as President and Chief Operating Officer.

(6)	Effective May 23, 2013, Mr. Colson retired as Executive Chairman, the position in which he served since May 19, 2011. Prior to this appointment, he served as Chairman and Chief Executive Officer.

(7)	Effective January 1, 2013, Mr. Austin was appointed Chief Operating Officer. Prior to this appointment, he served as President – Electric Power Division and Natural Gas & Pipeline Division.

(8)	Effective March 31, 2014, Mr. Haddox retired as Executive Vice President, the position in which he served since May 17, 2012. Prior to this appointment, he served as Chief Financial Officer.

(9)	Effective May 17, 2012, Mr. Jensen was appointed Chief Financial Officer. Prior to this appointment, he served as Senior Vice President – Finance, Administration and Chief Accounting Officer.

(10)	Compensation information for 2011 is not reflected for Mr. Grindstaff because he was not a named executive officer for that year.

(11)	Compensation information for 2011 and 2012 is not reflected for Mr. O’Brien because he was not a named executive officer for those years.

2013 All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2013:

	401(k) Matching Contribution(a) ($)	Financial Planning Reimbursement(b) ($)	Other(c) ($)	Total(d) ($)
James F. O’Neil III	11,475	8,531	14,656	34,662
John R. Colson	11,475	8,131	55,298	74,904
Earl C. (Duke) Austin, Jr.	11,475	—	12,775	24,250
James H. Haddox	11,475	17,255	10,548	39,278
Derrick A. Jensen	11,475	20,667	—	32,142
Nicholas M. Grindstaff	8,179	—	—	8,179
Peter B. O’Brien	9,979	—	2,071	12,050

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.

(b)	Represents Quanta’s reimbursement of the NEO’s financial planning expenses under our executive financial counseling program.

(c)

Represents Quanta’s reimbursement for executive physical examinations under our executive physical program and occasional use of a corporate apartment with respect to Messrs. O’Neil and Austin, retirement gifts with respect to Messrs. Colson and Haddox, and reimbursement for executive physical examinations under our executive physical program with respect to Mr. O’Brien.

(d)

Spouses of NEOs occasionally fly on the corporate aircraft as additional passengers on business flights. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

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Executive Compensation

2013 Grants of Plan-Based Awards Table

The following table sets forth information concerning annual incentive awards for 2013 and RSU awards granted during 2013 to each of the NEOs under Quanta’s non-equity and equity incentive plans.

									All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards On Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payments Under Equity Incentive Plan Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
James F. O’Neil III	—	—	237,500	950,000	1,900,000	—	—	—	—	—	—	—
	03/08/13	03/06/13	—	—	—	225,000	1,800,000	2,700,000	—	—	—	3,014,556

John R. Colson	—	—	225,000	900,000	1,800,000	—	—	—	—	—	—	—
	03/08/13	03/06/13	—	—	—	225,000	1,800,000	2,700,000	—	—	—	3,014,556

Earl C. (Duke) Austin Jr.	—	—	181,250	725,000	1,450,000	—	—	—	—	—	—	—
	01/02/13	12/20/12	—	—	—	—	—	—	9,313	—	—	259,926
	03/08/13	03/06/13	—	—	—	87,500	700,000	1,050,000	—	—	—	1,172,316

James H. Haddox	—	—	61,565	246,261	492,522	—	—	—	—	—	—	—
	03/08/13	03/06/13	—	—	—	62,500	500,000	750,000	—	—	—	837,369

Derrick A. Jensen	—	—	112,500	450,000	900,000	—	—	—	—	—	—	—
	03/08/13	03/06/13	—	—	—	53,125	425,000	637,500	—	—	—	711,771

Nicholas M. Grindstaff	—	—	33,153	132,613	265,226	—	—	—	—	—	—	—
	03/08/13	03/06/13	—	—	—	15,625	125,000	187,500	—	—	—	207,226

Peter B. O’Brien	—	—	30,900	123,600	247,200	—	—	—	—	—	—	—
	03/08/13	03/06/13	—	—	—	12,500	100,000	150,00	—	—	—	201,269

(1)

The amounts shown represent threshold, target and maximum awards that could be earned by the NEOs under the 2013 annual incentive plan based on 2013 base salary rates. The threshold value represents the lowest amount that could be earned based on the performance/payout scale described above in “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year – Annual Incentive Plan,” although the minimum payout is zero. Actual payouts under the 2013 annual incentive plan were finally determined in March 2014 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2013 Summary Compensation Table.

(2)

The amounts shown represent threshold, target and maximum awards that could be granted in 2013 to the NEOs as determined pursuant to the 2012 supplemental incentive plan. The threshold value represents the lowest amount that could be earned based on the performance/payout scale for the ROE Component described above in “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year – Supplemental Incentive Plan,” although the minimum payout is zero.

(3)

The amount shown represents restricted stock granted to Mr. Austin in connection with his promotion to Chief Operating Officer effective January 1, 2013. Such award vests in equal annual installments over a three-year period (assuming continued employment), subject to the terms and conditions of the applicable award agreement.

(4)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of restricted stock or RSUs granted during the fiscal year ended December 31, 2013 to the NEOs, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the award(s) may or may not be equal to this determined value. The average of the closing prices of Quanta’s common stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs or shares of restricted stock granted. All of such awards vest in equal annual installments over a three-year period (assuming continued employment), subject to the terms and conditions of the applicable award agreements. All RSU awards with a March 8, 2013 grant date represent awards earned under the 2012 supplemental incentive plan.

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Executive Compensation

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table reflects outstanding option awards classified as exercisable, unexercisable and unearned as of December 31, 2013 for each of the NEOs. The table also reflects unvested restricted stock or RSU awards held by each of the NEOs, assuming a market value of $31.56 per share, the closing price of Quanta’s common stock on December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
James F. O’Neil III	—	—	—	—	—	137,898 (1)	4,352,061	—	—
John R. Colson	—	—	—	—	—	— (2)	—	—	—
Earl C. (Duke) Austin, Jr.	—	—	—	—	—	70,764 (3)	2,233,312	—	—
James H. Haddox	—	—	—	—	—	45,060 (4)	1,422,094	—	—
Derrick A. Jensen	—	—	—	—	—	43,936 (5)	1,386,620	—	—
Nicholas M. Grindstaff	—	—	—	—	—	11,220 (6)	354,103	—	—
Peter B. O’Brien	—	—	—	—	—	8,533 (7)	269,301	—	—

(1)

Includes unvested awards of restricted stock or RSUs covering (i) 52,117 shares that vested on February 28, 2014; (ii) 4,241 shares that vest on May 28, 2014; (iii) 47,465 shares that vest on February 28, 2015; and (iv) 34,075 shares that vest on February 28, 2016.

(2)

Effective May 23, 2013, the date of Mr. Colson’s retirement as Executive Chairman of Quanta, forfeiture restrictions were waived and vesting was accelerated for unvested awards of restricted stock and RSUs held by Mr. Colson covering an aggregate of 159,165 shares, with an aggregate market value of $4,679,451, based on the market value of Quanta’s common stock as of 12:01 a.m. on May 23, 2013 of $29.40 per share.

(3)

Includes unvested awards of restricted stock or RSUs covering (i) 29,042 shares that vested on February 28, 2014; (ii) 25,366 shares that vest on February 28, 2015; and (iii) 16,356 shares that vest on February 28, 2016.

(4)

Includes unvested awards of restricted stock or RSUs covering (i) 19,993 shares that vested on February 28, 2014; and (ii) 25,067 shares that vested on March 31, 2014, the date of Mr. Haddox’s retirement as Executive Vice President of Quanta.

(5)

Includes unvested awards of restricted stock or RSUs covering (i) 15,357 shares that vested on February 28, 2014; (ii) 4,492 shares that vest on May 28, 2014; (iii) 13,012 shares that vest on February 28, 2015; (iv) 3,029 shares that vest on May 28, 2015; and (v) 8,046 shares that vest on February 28, 2016.

(6)

Includes unvested awards of restricted stock or RSUs covering (i) 5,001 shares that vested on February 28, 2014; (ii) 3,876 shares that vest on February 28, 2015; and (iii) 2,343 shares that vest on February 28, 2016.

(7)

Includes unvested awards of restricted stock or RSUs covering (i) 3,369 shares that vested on February 28, 2014; (ii) 2,889 shares that vest on February 28, 2015; and (iii) 2,275 shares that vest on February 28, 2016.

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Executive Compensation

2013 Option Exercises and Stock Vested Table

The following table reflects certain information regarding the exercise of options and the vesting of stock awards by each of our NEOs during the 2013 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)		Value Realized on Vesting(2) ($)
James F. O’Neil III	—	—	29,232	(3)	823,143
John R. Colson	—	—	220,552	(4)	6,400,742
Earl C. (Duke) Austin, Jr.	—	—	18,535		519,721
James H. Haddox	—	—	17,570		492,663
Derrick A. Jensen	—	—	15,146	(5)	428,376
Nicholas M. Grindstaff	—	—	3,772		105,767
Peter B. O’Brien	—	—	1,788		50,136

(1)

Shares acquired on vesting include shares associated with restricted stock or RSU awards for which restrictions lapsed during fiscal 2013. Except as otherwise indicated, all such awards vested on February 28, 2013, and the market value of Quanta’s common stock as of 12:01 a.m. on that date was $28.04 per share.

(2)

The value realized reflects the taxable value to the NEO as of the date of the vesting of a restricted stock or RSU award. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock associated with the vesting occurrence.

(3)	Includes 4,241 shares for Mr. O’Neil that vested on May 28, 2013, and the market value of Quanta’s common stock as of 12:01 a.m. on that date was $28.86 per share.

(4)

Includes 159,165 shares for Mr. Colson that vested on May 23, 2013, and the market value of Quanta’s common stock as of 12:01 a.m. on that date was $29.40 per share. The Compensation Committee approved the waiver of forfeiture restrictions and accelerated the vesting of all unvested awards of restricted stock and RSUs held by Mr. Colson as of May 23, 2013, the date of his retirement.

(5)	Includes 4,491 shares for Mr. Jensen that vested on May 28, 2013, and the market value of Quanta’s common stock as of 12:01 a.m. on that date was $28.86 per share.

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Executive Compensation

Fees of the Compensation Committee Consultant

As discussed in “Compensation Discussion and Analysis – Compensation Philosophy and Process – Use of Compensation Benchmarking Studies” above, the Compensation Committee independently retained Deloitte in 2013 to provide benchmarking data, review the competitiveness of Quanta’s executive compensation, and provide advice on the amount and form of executive compensation. Management supported, but did not make or recommend, the decision to engage Deloitte. Deloitte was also engaged to provide certain additional services to Quanta.

Our Governance and Nominating Committee separately engaged Deloitte during 2013 to provide benchmarking data and review the competitiveness of Quanta’s non-employee director compensation, particularly with respect to compensation for a non-executive Chairman of the Board. Deloitte’s engagement also included a benchmarking study providing market data for director and executive officer stock ownership guidelines, including prevalence of specific ownership multiples, types of equity included in ownership, and time periods to meet requirements. Additionally, management has engaged Deloitte from time to time to provide tax, transaction and management advisory services and valuation assessments.

The aggregate fees billed by Deloitte for services performed during 2013 were as follows:

•

$280,062 for (i) services for the Compensation Committee regarding executive compensation matters, such as providing benchmarking data, reviewing Quanta’s incentive compensation plans, and participating in certain Compensation Committee meetings, and (ii) services for the Governance and Nominating Committee regarding non-employee director compensation and director and executive officer stock ownership guidelines;

•

$1,060,858 for tax advisory services provided to Quanta, including (i) U.S. federal corporate income tax on-call engagements, (ii) tax return review services, (iii) Canadian federal and provincial tax return preparation and related assistance with ASC740 income tax accounting for Canadian operations, (iv) documentation of transfer pricing methodologies, (v) sales and use tax advisory services, (vi) tax return preparation services provided to Quanta and certain employees of Quanta in connection with international assignments, and (vii) Australian tax return preparation and compliance matters;

•

$546,485 for tax and valuation advisory services provided to Quanta, including due diligence services, in connection with various business acquisitions, dispositions and restructuring transactions; and

•	$15,000 for valuation services provided to Quanta in connection with ASC350 goodwill impairment testing.

To prevent the perception of a potential conflict of interest involving Deloitte and its affiliates, (i) the individuals from Deloitte Tax LLP who provided the tax services to Quanta were not the same individuals who provided the consulting services to the Compensation Committee, (ii) the Deloitte consultants who provided services to the Compensation Committee assured the Committee that no portion of their compensation would be based on the amount or level of tax services provided by Deloitte Tax LLP to Quanta, (iii) the Deloitte consultants who provided services to the Compensation Committee do not own any stock in Quanta or otherwise provide any other services to Quanta, other than consulting services to the Compensation Committee and the Governance and Nominating Committee, and (iv) the Deloitte compensation consultants have no business or personal relationships with members of the Compensation Committee or Quanta’s executive officers.

The Compensation Committee approved the services and related fees above to the extent related to executive compensation. The Compensation Committee did not review or approve the other services provided by Deloitte to Quanta, as the decision to engage Deloitte to perform these other services was made by another Board committee or by management in the normal course of business.

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Executive Compensation

Equity Compensation Plan Information

The material features of our equity compensation plans are described in Note 12 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Form 10-K for the year ended December 31, 2013. The following table sets forth information as of December 31, 2013 with respect to our equity compensation plans, all of which have received stockholder approval.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,455,326	(1)	$13.56	(2)	9,253,901	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	1,455,326	(1)	$13.56		9,253,901	(3)

(1)

Includes (i) 154,718 shares issuable upon exercise of stock options that were assumed in connection with Quanta’s acquisition of InfraSource on August 30, 2007, and (ii) 1,300,608 shares issuable in connection with unvested RSUs.

(2)	Excludes RSUs because those awards do not have exercise prices.

(3)

Includes 223,582 shares of common stock issuable as of December 31, 2013 under the 2007 Stock Incentive Plan (the “Stock Plan”), which provides that the aggregate amount of common stock with respect to which stock options or restricted stock may be awarded may not exceed 4,000,000 shares, and 9,030,319 shares of common stock issuable as of December 31, 2013 under the Omnibus Plan, which provides that the aggregate amount of common stock with respect to which equity awards may be granted may not exceed 11,750,000 shares.

Potential Payments upon Termination or Change in Control

Employment Agreements

Quanta is (or was, in the case of former executives) a party to an employment agreement (as amended, an “Employment Agreement”) with each of our NEOs other than Mr. O’Brien. Under the terms of our employment agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below. The termination of employment provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable.

The Employment Agreements with Messrs. O’Neil, Austin and Jensen have an initial term of two years that will subsequently renew automatically for a one-year term unless Quanta or the executive provides at least six months’ prior written notice of non-renewal. The Employment Agreement with Mr. Grindstaff renews automatically each year for an additional one-year term.

The Employment Agreement with Mr. Colson had an initial term of two years, with automatic renewals for additional one-year periods unless either party provided at least six months’ prior written notice of non-renewal. Mr. Colson retired as Executive Chairman of Quanta effective May 23, 2013, and his employment agreement with Quanta is now terminated.

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Executive Compensation

The Employment Agreement with Mr. Haddox had a term beginning May 17, 2012 and continuing through March 31, 2014, with the period from the effective date through March 31, 2013 being the “initial term” and the period from April 1, 2013 through March 31, 2014 being the “transition term.” Mr. Haddox retired as Executive Vice President of Quanta effective March 31, 2014. The Employment Agreement with Mr. Haddox provided that all outstanding awards of restricted stock or RSUs held by Mr. Haddox were to vest as of the earlier of (i) March 31, 2014, provided Mr. Haddox remained employed by the Company as of such date, or (ii) termination of employment without “cause” (as defined in the Employment Agreement).

Under the Employment Agreements, the applicable NEOs are eligible to receive base salary, as well as bonuses and benefits, and, at the Compensation Committee’s discretion, may be entitled to participate in any other compensation, perquisite, incentive or retirement plans, policies and arrangements that are provided generally to our other executive officers. The Employment Agreements contain customary non-competition covenants restricting the ability of the NEOs to compete with Quanta during the term of their employment and for a period of two years thereafter with respect to Messrs. O’Neil, Colson, Austin, Haddox and Jensen and one year thereafter with respect to Mr. Grindstaff, and prohibiting them from disclosing confidential information and trade secrets. If Quanta notifies Mr. O’Neil, Colson, Austin, Haddox or Jensen that it will not renew his Employment Agreement and he remains employed through the end of the employment term, the covenants restricting competition and solicitation of customers and employees apply for a reduced period of one year following the notice of non-renewal.

The Employment Agreements generally terminate upon the NEO’s (i) death, (ii) disability, (iii) termination by Quanta for “cause” (as defined in the Employment Agreements and generally described below), (iv) resignation or voluntary termination by the executive, (v) termination by Quanta without cause, or (vi) termination by the executive for “good reason” within twelve months following a “change in control” (as these terms are defined in the Employment Agreements). In addition, the Employment Agreements entitle the executives to certain payments upon other events associated with a change in control.

Upon termination of employment, each applicable NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, and with respect only to Mr. Grindstaff, any gross-up payments for related excise taxes. The Employment Agreements entered into during 2011 with Messrs. O’Neil and Colson and the Employment Agreements entered into during 2012 with Messrs. Austin, Haddox and Jensen do not contain excise tax gross-up provisions, as the Compensation Committee no longer offered this benefit when Quanta entered into these agreements. In the event Messrs. O’Neil, Colson, Austin, Haddox or Jensen become subject to the excise tax, their severance payments will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full severance payments shall be made if, after payment by the executive of the excise tax and all other taxes, the executive would retain a greater after-tax severance benefit without such reduction. Under the legacy Employment Agreement entered into in 2000 with Mr. Grindstaff, if benefits to which he becomes entitled are subject to excise taxes under Section 4999 of the Internal Revenue Code, then he generally will be entitled to an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment.

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Executive Compensation

Additionally, termination of employment and change in control events entitle applicable NEOs to severance payments and other benefits under the respective Employment Agreements as set forth below:

Potential Payments
Termination or Change in Control Event	O’Neil / Colson / Austin / Haddox / Jensen	Grindstaff

Termination upon death	None	None

Termination upon disability	Lump-sum payment of one year base salary, subject to such NEO’s execution of a waiver and release agreement	Lump-sum payment of one year base salary at the rate then in effect

Termination by Quanta for cause	None	None

Resignation or voluntary termination by the executive	None	None

Termination by Quanta without cause (other than within 12 months following a change in control)	Lump-sum payment of two years of base salary, subject to such NEO’s execution of a waiver and release agreement	Lump-sum payment of one year base salary at the rate then in effect

Termination by Quanta without cause within 12 months following a change in control

Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash bonus paid for the three preceding years or the target annual cash bonus payable for the current year, and continuation of employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

Lump-sum payment equal to three times annual base salary

Termination by executive for good reason within 12 months following a change in control	Same as termination without cause within 12 months following a change in control	Same as termination without cause within 12 months following a change in control

Successor in change in control fails to timely assume Quanta’s obligations under the Employment Agreement	None, but the executive may be entitled to terminate his employment for good reason	Same as termination without cause within 12 months following a change in control, but actual termination of employment is not required to trigger payment

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Executive Compensation

Change in Control. Under the Employment Agreements of Messrs. O’Neil, Colson, Austin, Haddox and Jensen, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more of the total fair market value or total voting power of Quanta’s then outstanding voting securities, (ii) any person or entity acquires, directly or indirectly, within a 12-month period, the beneficial ownership of 30% or more of the total voting power of Quanta’s then outstanding voting securities, (iii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board within a 12-month period, or (iv) any person or entity acquires, directly or indirectly, within a 12-month period, assets representing 40% or more of the total gross fair market value of Quanta’s assets.

Under the Employment Agreement of Mr. Grindstaff, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board, (iii) the stockholders approve a merger, consolidation or reorganization of Quanta, or consummation of any such transaction if stockholder approval is not obtained, unless at least 75% of the total voting securities of the surviving entity outstanding immediately after such transaction are beneficially owned by at least 75% of the holders of outstanding voting securities of Quanta immediately prior to the transaction, or (iv) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets.

Cause. The Employment Agreements of Messrs. O’Neil, Colson, Austin, Haddox and Jensen generally define cause as the executive’s (i) gross negligence in the performance of, intentional nonperformance of, or inattention to, material duties and responsibilities, which continues after receipt of written notice, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iii) violation of Quanta’s policies or procedures, if not cured following written notice, (iv) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) breach of the Employment Agreement if not cured following written notice.

The Employment Agreement of Mr. Grindstaff generally defines cause as the executive’s (i) willful, material and irreparable breach of the Employment Agreement, (ii) continuing gross negligence in the performance of or intentional nonperformance or inattention to material duties after notice of the same is given, (iii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iv) conviction of a felony, or (v) chronic alcohol or illegal drug abuse.

Good Reason. The Employment Agreements of Messrs. O’Neil, Colson, Austin, Haddox and Jensen generally define good reason as (a) to the extent occurring within twelve months following a change in control, (i) the assignment to the executive (except for Mr. Haddox) of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (ii) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate to another geographic location, (iii) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, (iv) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given, or (v) the executive’s receipt of notice of termination or non-renewal from the employer; or (b) the failure of the successor in a pending change in control to timely assume in writing the employer’s obligations under the Employment Agreement.

Good reason exists under the Employment Agreement of Mr. Grindstaff if, within twelve months following a change in control, the executive is offered a “lesser position” (as defined in the Employment Agreement) or is required to relocate to another geographic location.

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Executive Compensation

Equity Incentive Plans

Generally, subject to the provisions of the particular award agreement, unvested shares of restricted stock or RSUs granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment during the restriction period. However, unvested awards of restricted stock or RSUs generally become vested, and forfeiture restrictions lapse, upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the Stock Plan or the Omnibus Plan, as applicable).

Under the Stock Plan, a change in control is generally defined as the occurrence of any of the following events: (i) any person or entity becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Quanta’s then outstanding securities, (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other business combination, a majority of the Board as of the date immediately preceding such transaction is replaced, (iii) Quanta is merged with another corporation, and as a result, less than 75% of the outstanding securities of the surviving entity is owned in the aggregate by Quanta’s former stockholders, (iv) a tender or exchange offer is consummated for 50% or more of the voting power of Quanta’s then outstanding securities, or (v) Quanta transfers substantially all of its assets to an entity that is not controlled by Quanta.

Under the Omnibus Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

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Executive Compensation

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO, other than Mr. Colson, upon termination of employment or change in control in varying circumstances identified below. Except as otherwise indicated, the amounts shown assume that termination or change in control occurred on December 31, 2013 and reflect a market value for Quanta common stock of $31.56 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control. The tables below reflect actual payments for Mr. Colson in connection with his retirement effective May 23, 2013.

Name	Benefit	Death	Disability	Termination by Quanta for Cause or Voluntary Termination by Executive (No Change in Control)	Termination by Quanta without Cause (No Change in Control)

James F. O’Neil III	Severance	$—	$950,000	$—	$1,900,000
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	4,352,061	—	—	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$4,352,061	$950,000	$—	$1,900,000

John R. Colson (4)	Severance	$—	$—	$—	$—
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	—	—	4,679,451	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$—	$—	$4,679,451	$—

Earl C. (Duke) Austin, Jr.	Severance	$—	$725,000	$—	$1,450,000
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	2,233,312	—	—	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$2,233,312	$725,000	$—	$1,450,000

James H. Haddox	Severance	$—	$273,623	$—	$547,246
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	1,422,094	—	—	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$1,422,094	$273,623	$—	$547,246

Derrick A. Jensen	Severance	$—	$500,000	$—	$1,000,000
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	1,386,620	—	—	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$1,386,620	$500,000	$—	$1,000,000

Nicholas M. Grindstaff	Severance	$—	$265,225	$—	$265,225
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	354,103	—	—	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$354,103	$265,225	$—	$265,225

Peter B. O’Brien	Severance	$—	$—	$—	$—
	Welfare Benefits (1)	—	—	—	—
	Equity Benefit (2)	269,301	—	—	—
	Gross-up/(Cut-back) (3)	—	—	—	—

	Total	$269,301	$—	$—	$—

(1)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2014 and the estimated costs of premiums for 2015 and 2016.

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Executive Compensation

(2)

The equity benefit represents the value of the unvested awards of restricted stock and RSUs held by the NEO as of December 31, 2013 that would vest upon occurrence of the event, except that for Mr. Colson, the equity benefit represents the value of unvested awards of restricted stock and RSUs held as of May 23, 2013, the date on which vesting was accelerated upon Mr. Colson’s retirement as Executive Chairman of Quanta. The market value of Quanta common stock as of 12:01 a.m. on May 23, 2013 was $29.40 per share.

(3)

The excise tax gross-up would be an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax.

(4)

Mr. Colson retired as Executive Chairman of Quanta on May 23, 2013. The table above reflects actual amounts paid to Mr. Colson upon his retirement as more particularly described in “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year – Executive Succession Matters.”

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Executive Compensation

Name	Benefit	Successor Fails to Assume Agreement Upon a Change in Control (No Termination of Employment)	Termination by Quanta without Cause within 12 Months Following a Change in Control (5)	Termination by Executive for Good Reason Within 12 months Following a Change in Control (5)

James F. O’Neil III	Severance	$—	$7,651,500	$7,651,500
	Welfare Benefits (1)	—	44,852	44,852
	Equity Benefit (2)	4,352,061	4,352,061	4,352,061
	Gross-up/(Cut-back) (3)	—	—	—

	Total	$4,352,061	$12,048,413	$12,048,413

John R. Colson (4)	Severance	$—	$—	$—
	Welfare Benefits	—	—	—
	Equity Benefit	—	—	—
	Gross-up/(Cut-back)	—	—	—

	Total	$—	$—	$—

Earl C. (Duke) Austin, Jr.	Severance	$—	$5,376,000	$5,376,000
	Welfare Benefits (1)	—	44,852	44,852
	Equity Benefit (2)	2,233,312	2,233,312	2,233,312
	Gross-up/(Cut-back) (3)	—	—	—

	Total	$2,233,312	$7,654,164	$7,654,164

James H. Haddox	Severance	$—	$3,650,403	$3,650,403
	Welfare Benefits (1)	—	37,563	37,563
	Equity Benefit (2)	1,422,094	1,422,094	1,422,094
	Gross-up/(Cut-back) (3)	—	—	—

	Total	$1,422,094	$5,110,060	$5,110,060

Derrick A. Jensen	Severance	$—	$3,699,960	$3,699,960
	Welfare Benefits (1)	—	44,852	44,852
	Equity Benefit (2)	1,386,620	1,386,620	1,386,620
	Gross-up/(Cut-back) (3)	—	—	—

	Total	$1,386,620	$5,131,432	$5,131,432

Nicholas M. Grindstaff	Severance	$795,675	$795,675	$795,675
	Welfare Benefits (1)	—	—	—
	Equity Benefit (2)	354,103	354,103	354,103
	Gross-up/(Cut-back) (3)	—	—	—

	Total	$1,149,778	$1,149,778	$1,149,778

Peter B. O’Brien	Severance	$—	$—	$—
	Welfare Benefits (1)	—	—	—
	Equity Benefit (2)	269,301	269,301	269,301
	Gross-up/(Cut-back) (3)	—	—	—

	Total	$269,301	$269,301	$269,301

(1)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2014 and the estimated costs of premiums for 2015 and 2016.

(2)	The equity benefit represents the value of the unvested awards of restricted stock and RSUs held by the NEO as of December 31, 2013 that would vest upon occurrence of the event.

QUANTA SERVICES, INC. 2014 Proxy Statement	62

Executive Compensation

(3)

The excise tax gross-up would be an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax.

(4)

Mr. Colson retired as Executive Chairman of Quanta on May 23, 2013. The table above reflects actual amounts paid to Mr. Colson upon his retirement as more particularly described in “Compensation Discussion and Analysis – Executive Compensation Decisions for the 2013 Performance Year – Executive Succession Matters.”

(5)

With respect to termination by Quanta without cause within 12 months following a change in control, and with respect to termination by the executive for good reason within 12 months following a change in control, the equity benefit is triggered upon a change in control, and the remaining amounts are triggered upon termination of employment.

QUANTA SERVICES, INC. 2014 Proxy Statement	63

Certain Transactions

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., a general partnership of which Earl C. (Duke) Austin, Jr., one of our executive officers, is a general partner and 50% owner. North Houston paid an aggregate of $355,980 to Properties, Etc. in rent expense for 2013 related to these leases. These leases have various terms through September 2016, and as of December 31, 2013, provided for aggregate remaining lease obligations of $840,380 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $144,000 in rent expense for 2013 related to this lease. As of December 31, 2013, the aggregate remaining lease obligations under this lease were $377,419 through the conclusion of the lease term in August 2016. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $180,000 in rent expense for 2013 related to this lease. As of December 31, 2013, the aggregate remaining lease obligations under this lease were $471,774 through the conclusion of the lease term in August 2016. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. We believe that the rental rates of these leases do not exceed fair market value.

North Houston employed Earl C. Austin, the father of Earl C. (Duke) Austin, Jr., one of our executive officers, during 2013. North Houston paid Earl C. Austin an aggregate of $998,855 in salary, non-equity incentive bonus, health and welfare coverage, 401(k) plan matching contributions and vehicle allowance for 2013. In addition, during 2013, we granted to Earl C. Austin 3,273 RSUs, with a grant date fair value of $96,521, vesting in three equal annual installments beginning in February 2014. The RSUs were granted on the same terms and conditions as RSUs granted to other employees in 2013. North Houston’s employment of Earl C. Austin predated Quanta’s acquisition of North Houston in 2001.

Mears Group, Inc. (“Mears”), a wholly-owned subsidiary of Quanta, employed Travis Grindstaff, the brother of Nicholas M. Grindstaff, one of our executive officers, from January to November 2013, and Quanta employed Travis Grindstaff during the remainder of 2013. Mears and Quanta paid Travis Grindstaff an aggregate of $153,720 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2013. In addition, during 2013, we granted to Travis Grindstaff 525 RSUs, with a grant date fair value of $15,482, vesting in three equal annual installments beginning in February 2014. The RSUs were granted on the same terms and conditions as RSUs granted to other employees in 2013.

Quanta employed David J. Ball, the son of James R. Ball, one of our directors, during 2013. Quanta paid David J. Ball an aggregate of $165,760 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2013. In addition, during 2013, we granted to David J. Ball 595 RSUs, with a grant date fair value of $17,547, vesting in three equal annual installments beginning in February 2014. The RSUs were granted on the same terms and conditions as RSUs granted to other employees in 2013.

Valard Construction Ltd. (“Valard Ltd.”), an affiliate of Valard Construction LP (“Valard”) and a wholly-owned subsidiary of Quanta, is a party to certain facility leases with 964125 Alberta Ltd., a corporation controlled by the spouse of Victor Budzinski, holder in a trustee capacity of the single outstanding share of Quanta’s Series F Preferred Stock. Valard Ltd. paid an aggregate of $1,602,551 to 964125 Alberta Ltd. in rent expense for 2013 related to these leases. These leases have various terms through April 30, 2018, and as of December 31, 2013, provided for aggregate remaining lease obligations of $4,238,842 through the conclusion of the lease terms. These leases relate primarily to facilities that were occupied by Valard Ltd. when Quanta acquired Valard Ltd. in 2010. We believe that the rental rates of these leases do not exceed fair market value.

In addition, Valard Ltd. and Valard rent temporary camp housing facilities from 964125 Alberta Ltd. for certain crews working in remote areas at a specified rate per person per day plus the cost of moving and setting up the camps. Valard Ltd. and Valard paid an aggregate of $1,909,136 in camp rental to 964125 Alberta Ltd. during 2013. Valard occasionally secures from Bram Consulting Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain supervisory services, consisting of a distribution construction foreman, at an hourly rate,

QUANTA SERVICES, INC. 2014 Proxy Statement	64

Certain Transactions

and the lease of certain personal property, including a track-hoe, at a monthly rate, resulting in payments by Valard to Bram Consulting Ltd. during 2013 in the amount of $192,730.

Valard Ltd. employed Victor Budzinski during 2013 and paid him an aggregate of $1,220,095 in salary, bonus, health and welfare coverage and retirement plan contributions in 2013. Valard employed Adam Budzinski, the son of Victor Budzinski, as well as Maureen Budzinski and Michael Budzinski, the sister and brother of Victor Budzinski, during 2013 and paid them an aggregate of $1,080,790, $176,318 and $167,988, respectively, in salary, bonus, health and welfare coverage and retirement plan contributions in 2013. In addition, during 2013, we granted to each of Victor Budzinski and Adam Budzinski 4,679 RSUs, with a grant date fair value of $137,984, and to Maureen Budzinski 668 RSUs, with a grant date fair value of $19,699, vesting in three equal annual installments beginning in February 2014. The RSUs were granted on the same terms and conditions as RSUs granted to other employees in 2013. Valard Ltd.‘s employment of Victor Budzinski and Valard’s employment of Adam Budzinski, Maureen Budzinski and Michael Budzinski predated Quanta’s acquisition of Valard and its affiliates in 2010.

Northstar Energy Services Inc. (“Northstar”), a wholly-owned subsidiary of Quanta, is a party to a facility lease with Kehr Developments Inc., a corporation controlled by the Jay Gunnarson, beneficial holder of the single outstanding share of Quanta’s Series G Preferred Stock, and also party to a residential crew house lease with Jay Gunnarson. The facility lease has a term through January 2024, and as of January 14, 2014, provided for remaining lease obligations of $7,061,250 through the conclusion of the lease term. The crew house lease has a term through January 2016, and as of January 14, 2014, provided for aggregate remaining lease obligations of $72,307 through the conclusion of the lease term. These leases relate to properties that were occupied by Northstar when Quanta acquired Northstar on January 14, 2014. We believe that the rental rates of these leases do not exceed fair market value.

All amounts associated with Valard Ltd., Valard or Northstar, as described above, other than the grant date fair value of RSU awards, were paid in local (foreign) currency. The amounts reflected above for such transactions represent the U.S. dollar equivalent of the aggregate amounts earned or paid during 2013, based on the spot exchange rate for such foreign currency to the U.S. Dollar on December 31, 2013, as reported by the Wall Street Journal.

Review of Related Party Transactions

We have adopted a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving an amount exceeding $120,000 and in which any of our directors, director nominees, executive officers, beneficial owners of greater than five percent (5%) of any class of our voting securities, or any immediate family members of the foregoing, respectively, may have an interest require the pre-approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes the reasons that the transaction is beneficial to Quanta.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2013, all of our directors and executive officers were in compliance with the applicable filing requirements, except that one report for Paul F. Yust, a former executive officer, was filed two days late, one report for Wilson M. Yancey Jr. was filed one day late, and one report for Derrick A. Jensen was filed in 2014 covering an award that was not previously reported in 2012.

QUANTA SERVICES, INC. 2014 Proxy Statement	65

Committee Reports

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Louis C. Golm, Chairman

Vincent D. Foster

Margaret B. Shannon

Pat Wood, III

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) Quanta’s compliance with applicable legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of Quanta’s internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as amended, issued by the Public Company Accounting Oversight Board.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Bernard Fried, Chairman

James R. Ball

J. Michal Conaway

Worthing F. Jackman

QUANTA SERVICES, INC. 2014 Proxy Statement	66

Independent Auditor

AUDIT FEES

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2013 and 2012:

	2013	2012
Audit Fees(1)	$2,449,557	$3,020,853
Audit-Related Fees(2)	189,883	891,173
Tax Fees	10,000	10,000
All Other Fees(3)	2,867	2,856

Total	$2,652,307	$3,924,882

(1)

Represents fees for professional services rendered for the audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, reviews of documents filed with the SEC, evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings, and financial statement audits of certain of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services. Professional fees in 2012 include audit services related to the combined financial statements of our telecommunications division that was sold effective December 3, 2012 (of which fees of approximately $1.0 million were reimbursed by the buyer).

(2)

Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations as to the accounting treatment of specific transactions based on current and proposed accounting standards, fees related to financial, tax and Foreign Corrupt Practices Act due diligence work associated with potential acquisitions, and fees related to consultations in connection with Quanta’s correspondence with the SEC or other regulatory authorities, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)	Represents fees for an accounting research software tool.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence of PricewaterhouseCoopers LLP. During 2013, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

QUANTA SERVICES, INC. 2014 Proxy Statement	67

Independent Auditor

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP has served as Quanta’s independent public accounting firm since June 2002. We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

QUANTA SERVICES, INC. 2014 Proxy Statement	68

Advisory Vote to Approve

Executive Compensation

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board is committed to excellence in corporate governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board is providing Quanta’s stockholders with an opportunity to provide an advisory vote to approve the compensation of Quanta’s NEOs, as described in “Compensation Discussion and Analysis” and “Executive Compensation” above, the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement.

Based on the results of stockholder voting at the 2011 annual meeting, the Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation annually until the next stockholder advisory vote on the frequency of future advisory votes, which is scheduled to occur no later than the 2017 annual meeting. At the 2013 annual meeting of stockholders, 98% of Quanta’s stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 10, 2013.

The Compensation Committee establishes, recommends and governs the compensation and benefits policies and actions for the NEOs, as set forth under “Executive Compensation – 2013 Summary Compensation Table.” Additional information regarding the Compensation Committee and its role is described above in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative disclosure.

Quanta’s compensation philosophy is designed to align our NEOs’ incentives with short-term and long-term stockholder value creation; to attract, motivate and retain the best possible executive officer talent; to tie cash and stock incentives to the achievement of measurable company, business unit and individual performance goals that are linked to our long-term strategic plans; and to promote an ownership culture. Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to both individual and company performance, with a significant portion of target total direct compensation of NEOs each year being “at-risk” and, therefore, dependent upon performance against individual and company incentive targets. Moreover, equity-based awards provide an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to award superior performance and provide consequences for underperformance.

The Compensation Committee believes that Quanta performed very well in 2013 under Mr. O’Neil’s leadership, achieving new records in revenues, operating income, earnings per share, backlog and safety performance, notwithstanding a challenging business environment during 2013. The company short-term and long-term performance goals against which we measured performance were exceeded in 2013, resulting in above-target awards to each NEO. The Compensation Committee believes that the total compensation for 2013 for Quanta’s NEOs is reasonable and appropriate, considering that Quanta exceeded its financial performance goals and the individuals achieved substantially all of their individual strategic goals for the 2013 performance year.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2014 Annual Meeting of Stockholders, including without limitation, the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, is hereby APPROVED.”

QUANTA SERVICES, INC. 2014 Proxy Statement	69

Advisory Vote to Approve

Executive Compensation

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

QUANTA SERVICES, INC. 2014 Proxy Statement	70

Additional Information

Stockholder Proposals and Nominations of Directors for the 2015 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in Quanta’s proxy materials for the 2015 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 11, 2014. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2015 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 22, 2015 and not later than February 21, 2015 (unless the 2015 annual meeting date is before April 22 or after June 21 in which case we must receive such notice not earlier than the close of business 120 days before such annual meeting date and not later than the close of business on the later of 90 days before such annual meeting date and 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2015 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 11, 2015, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors. Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available on Quanta’s website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2015 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2015 annual meeting of stockholders.

Other Matters

As of the date of this proxy statement, the Board does not know of any other matter that will be brought before the annual meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 10, 2014

QUANTA SERVICES, INC. 2014 Proxy Statement	71

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 22, 2014

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

i    Please Detach and Mail in the Envelope Provided i

Important Notice Regarding the Availability

of Proxy Materials for the Annual Meeting to Be Held on May 22, 2014:

The Notice & Proxy Statement and 2013 Annual Report to Stockholders is/are available at www.proxyvote.com.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Brett A. Schrader, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2014, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 10, 2014 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Series F Preferred Stock or Series G Preferred Stock).

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, AND “FOR” PROPOSAL NOS. 2 and 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 22, 2014

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain		For	Against	Abstain
1. Election of Directors
Nominees:				2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐
James R. Ball	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐	3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Margaret B. Shannon	☐	☐	☐
Pat Wood, III	☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change / comments, mark here (see reverse for instructions)			☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Brett A. Schrader, and each of them, with full power of substitution to represent the undersigned and to vote the share of Series F Preferred Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2014, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed herein and as more particularly described in the Proxy Statement of the Company dated April 10, 2014 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock) to the extent necessary to avoid casting a number of votes greater than the number of votes that the undersigned holder of the Series F Preferred Stock is entitled to cast.

THE SHARE OF SERIES F PREFERRED STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARE WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 22, 2014:

The Notice, Proxy Statement and 2013 Annual Report to Stockholders are available at www.proxyvote.com.

SERIES F PREFERRED STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain		For	Against	Abstain
1. Election of Directors
Nominees:				2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐
James R. Ball	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐	3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Margaret B. Shannon	☐	☐	☐
Pat Wood, III	☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature	Date	Capacity	Number of Votes to be Cast as indicated herein

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Brett A. Schrader, and each of them, with full power of substitution to represent the undersigned and to vote the share of Series G Preferred Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 22, 2014, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed herein and as more particularly described in the Proxy Statement of the Company dated April 10, 2014 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock) to the extent necessary to avoid casting a number of votes greater than the number of votes that the undersigned holder of the Series G Preferred Stock is entitled to cast.

THE SHARE OF SERIES G PREFERRED STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARE WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 22, 2014:

The Notice, Proxy Statement and 2013 Annual Report to Stockholders are available at www.proxyvote.com.

SERIES G PREFERRED STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain		For	Against	Abstain
1. Election of Directors
Nominees:				2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐
James R. Ball	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐	3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Margaret B. Shannon	☐	☐	☐
Pat Wood, III	☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature	Date	Capacity	Number of Votes to be Cast as indicated herein

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.